Exhibit 99.1

THE RESTATED PARK PLACE ENTERTAINMENT CORPORATION

401(k) SAVINGS PLAN

Effective January 1, 1999

THE PARK PLACE ENTERTAINMENT CORPORATION

401(k) SAVINGS PLAN

WHEREAS, HILTON HOTELS CORPORATION (“Hilton”) maintained the Hilton Hotels Thrift Savings Plan (the “Hilton Plan”) for the benefit of its eligible employees, including those employed in Hilton’s gaming business (“Eligible Gaming Employees”); and

WHEREAS, on December 31, 1998 Hilton spun off its gaming operation by distributing to its shareholders all of the outstanding shares of the common stock of Park Place Entertainment Corporation (the “Company”); and

WHEREAS, as a result of the spin off, the Company now owns and operates, directly and indirectly through its subsidiaries, the gaming businesses previously operated by Hilton; and

WHEREAS, in light of the foregoing, the Eligible Gaming Employees became employees of the Company or its subsidiaries and, consequently, terminated their participation in the Hilton Plan; and

WHEREAS, the Company established the Park Place Entertainment Corporation 401(k) Savings Plan (the “Plan”) effective January 1, 1999, a profit sharing plan containing a Section 401(k) cash or deferred feature for the benefit of the Eligible Gaming Employees and newly eligible employees of the Company and its subsidiaries; and

WHEREAS, the account balances held under the Hilton Plan attributable to the Eligible Gaming Employees were transferred to the Plan; and

WHEREAS, the Bally’s Grand, Inc. Contributory Savings Plan (the “Bally’s Las Vegas Plan”) was merged into the Plan effective November 1, 1999 and, the First Amendment to the Plan reflecting such merger was adopted on December 30, 1999; and

WHEREAS, both the Retirement Savings Voluntary Participation Plan (Atlantic City) (the “AC Hilton Plan”) and the Bally’s Park Place, Inc. Profit Sharing Plan (the “Bally’s Park Place Plan”) were merged into the Plan effective May 22, 2000; and

WHEREAS, in light of the desire to incorporate into the Plan (i) provisions providing for the merger of the AC Hilton Plan and the Bally’s Park Place Plan, (ii) the First Amendment to the Plan reflecting the merger of the Bally’s Las Vegas Plan, (iii) regulations enacted after January 1, 1999 and (iv) certain other clarifying changes to the Plan, it has been decided to amend and entirely restate the Plan.

NOW, THEREFORE, except as otherwise provided in the Plan, effective January 1, 1999, the Plan is hereby amended and restated as set forth herein.

TABLE OF CONTENTS

PARK PLACE ENTERTAINMENT CORPORATION 401(k) SAVINGS PLAN

ARTICLE I.	DEFINITIONS

ARTICLE II.	ELIGIBILITY AND PARTICIPATION

ARTICLE III.	CONTRIBUTIONS

ARTICLE IV.	STATUTORY LIMITATIONS ON CONTRIBUTIONS

ARTICLE V.	INVESTMENT OF TRUST ASSETS

ARTICLE VI.	VALUATION OF TRUST ASSETS

ARTICLE VII.	DISTRIBUTION OF ACCOUNT BALANCES

ARTICLE VIII.	DESIGNATION OF BENEFICIARY

ARTICLE IX.	LOANS

ARTICLE X.	TOP HEAVY RULES

ARTICLE XI.	ADMINISTRATION OF THE PLAN

ARTICLE XII.	THE TRUST FUND

ARTICLE XIII.	AMENDMENT, TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

ARTICLE XIV.	SPECIAL PROVISIONS PERTAINING TO TRANSFERS TO AND TRANSFERS FROM AFFILIATES AND PLANS MAINTAINED BY AFFILIATES

ARTICLE XV.	SPECIAL PROVISIONS PERTAINING TO TRANSFERS FROM THE HILTON PLAN

ARTICLE XVI.	SPECIAL PROVISIONS PERTAINING TO THE MERGER OF THE BALLY’S LAS VEGAS PLAN INTO THE PLAN

ARTICLE XVII.	SPECIAL PROVISIONS PERTAINING TO THE MERGER OF THE BALLY’S PARK PLACE PLAN INTO THE PLAN

ARTICLE XVIII.	SPECIAL PROVISIONS PERTAINING TO THE MERGER OF THE AC HILTON PLAN INTO THE PLAN

ARTICLE XIX.	SPECIAL PROVISIONS PERTAINING TO TRANSFERS FROM THE ACCC PLAN

ARTICLE XX.	MISCELLANEOUS

ARTICLE I

DEFINITIONS

1.1           “Account Balance” shall mean the sum of the account balances in the Participant’s Salary Deferral Contribution Account, Matching Contribution Account, Rollover Contribution Account and After Tax Contribution Account.

1.2           “AC Hilton Plan” shall mean the Retirement Savings Voluntary Participation Plan (Atlantic City) that was merged into this Plan effective May 22, 2000.

1.3           “ACCC Plan” shall mean the Atlantic City Country Club, Inc. 401(k) Plan.

1.4           “Adjusted Compensation” shall mean wages within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed) received by an Employee during a Plan Year and all other payments of compensation to the Employee during the Plan Year for which the Employer is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code.

1.5           “Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

1.6           “Affiliate” shall mean any corporation which is a member of a controlled group of corporations (as defined in

Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; and any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer.

1.7           “After Tax Contribution” shall mean the amount contributed to the Plan in accordance with Section 3.3.

1.8           “After Tax Contribution Account” shall mean the separate account of a Participant established and maintained in accordance with Section 3.5.

1.9           “Annual Additions” shall mean the total of all Salary Deferral Contributions, Matching Contributions and After Tax Contributions credited to each Participant under this Plan for each Limitation Year. To the extent applicable, Annual Additions shall also include amounts described in Sections 415(1) and 419A (d) (2) of the Code.

1.10         “Bally’s Las Vegas Plan” shall mean the Bally’s Grand, Inc. Contributory Savings Plan that was merged into this Plan effective November 1, 1999.

1.11         “Bally’s Park Place Plan” shall mean the Bally’s Park Place, Inc. Profit Sharing Plan that was merged into this Plan effective May 22, 2000.

1.12         “Beneficiary” shall mean the person, legal representative, estate or trust designated under Article VIII to receive payments on account of the death of the Participant.

1.13         “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.14         “Committee” shall mean the Administrative Committee appointed by the Company which administers the Plan pursuant to Article XI.

1.15         “Company” shall mean Park Place Entertainment Corporation, and any successors thereto.

1.16         “Compensation” shall mean salary, wages, bonuses, overtime, gratuities, commissions and other remuneration earned by a Participant for personal services actually rendered in the course of employment with the Employer during a Plan Year for the period of time during which he was a Participant during such Plan Year, but shall exclude any income attributable to the grant, vesting or exercise of stock options granted to the Employee by the Employer, any moving expenses and all Matching Contributions to this Plan and any other employer contributions to any other pension or profit sharing plan, or contributions made under any insurance or welfare plan.

1.17         “Disability” shall mean a physical or mental condition of a Participant which in the opinion of the Committee and based on medical evidence is believed to be permanent and to render the Participant unfit to perform the duties of an Employee, and for which he is either eligible for disability benefits under the Social Security Act or would have been eligible for disability benefits under the Social Security Act if he had satisfied the minimum employment requirements under such Act.

1.18         “Effective Date” of this Plan shall mean January 1, 1999.

1.19         “Eligible Employee” shall mean, except as provided herein, any person who is an Employee of the Employer and has completed a Year of Eligibility Service.  For purposes of the Plan, an Eligible Employee shall not include: (a) any Employee who is included in a unit covered by a collective bargaining agreement between Employee representatives and the Employer unless the bargaining agreement specifically provides for participation in this Plan or (b) any individual retained directly or through a third party agency, including a leasing organization within the meaning of Code Section 414(n)(2), to perform services for the Employer (for either a definite or indefinite duration) in the capacity of a temporary service worker, leased worker, independent contractor, consultant or any similar capacity, to the extent that such individual is or has been determined by a governmental entity, court, arbitrator, or other third party, to be an employee of the Employer for any purpose, including tax withholding, employment tax, employment law or for purposes of any other employee benefit plan of the Employer.

1.20         “Employee” shall mean any individual hired by the Employer as an employee.  For purposes of this Plan, an Employee shall not include any individual retained directly or through a third party agency, including a leasing organization within the meaning of Code Section 414(n)(2), to perform services for the

Employer (for either a definite or indefinite duration) in the capacity of a temporary service worker, leased worker, independent contractor, consultant or any similar capacity.

1.21         “Employer” shall mean the Company and any Affiliate which adopts the Plan.  Appendix A hereto sets forth the names of all Employers.

1.22         “Employment Commencement Date” shall mean the first date on which an Employee (or a returning Employee) completes an Hour of Service.

1.23         “Entry Date” shall mean the first day of any payroll period.

1.24         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25         “Fund” shall mean all funds and assets held and administered by the Trustee at any time under the Trust, out of which payments under this Plan shall be made.

1.26         “Highly Compensated Employee” shall mean, with respect to the Employer, an Employee who performed services for the Employer during the “determination year” and at any time during the “determination year” or the “look-back year” was a 5% owner of the Employer or any Affiliate, or who, during the “look-back year”, received Adjusted Compensation from the Employer or any Affiliate in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code).

For purposes of this Section: (a) the “determination year” shall be the Plan Year for which compliance is being tested, (b) the “look-back year” shall be the 12-month period immediately preceding the determination year, and (c) “Adjusted Compensation” shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f) transportation program.

If the Employer makes an election for any year in determining whether an Employee is a Highly Compensated Employee for such year, the first paragraph shall be applied by substituting “$80,000 (as adjusted pursuant to Section 415(d) of the Code) and who was a member of the ‘top-paid group’ for such year” for “$80,000 (as adjusted pursuant to Section 415(d) of the Code)” therein.  The “top-paid group” for a look-back year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(5) of the Code and Treasury Regulations thereunder.

1.27         “Hilton Plan” shall mean the Hilton Hotels Corporation Thrift Savings Plan.

1.28         “Hour of Service” shall mean:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

(b)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation,

holiday, illness, incapacity (including disability), layoff, jury duty or military duty.  Notwithstanding the preceding sentence, no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties.  The determination of Hours of Service for reasons other than the performance of duties, and the crediting of such hours, shall be made in accordance with the rules provided by Department of Labor Reg. §§2530.200b-2(b) and (c).

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

1.29         “Investment Funds” means the investment funds provided for in Section 12.2.

1.30         “Limitation Year” shall mean the 12 month period corresponding with the Plan Year.

1.31         “Matching Contribution” shall mean the matching contribution made by the Employer in accordance with Section 3.2.

1.32         “Matching Contribution Account” shall mean the separate account of a Participant established and maintained in accordance with Section 3.5.

1.33         “Nonhighly Compensated Employee” shall mean an Employee of the Employer who is not a Highly Compensated Employee.

1.34         “Normal Retirement Date” shall mean the Participant’s 65th birthday.

1.35         “One-Year Break in Service” means a Plan Year during which an Employee fails to complete more than 500 Hours of Service.

Solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (a) by reason of the pregnancy of the individual; (b) by reason of a birth of a child of the individual; (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this paragraph shall be credited (i) in the Plan Year in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (ii) in all other cases, in the following Plan Year.

1.36         “Participant” shall mean any Eligible Employee who participates in the Plan as provided in Section 2.3 hereof.  A Participant shall continue to be a Participant as long as he has an Account Balance hereunder.

1.37         “Plan” shall mean the Restated Park Place Entertainment Corporation 401(k) Savings Plan.  The Plan is intended to be a profit sharing plan as described in Section 401(a)(27) of the Code.

1.38         “Plan Administrator” shall mean the Committee.

1.39         “Plan Year” shall mean the calendar year.

1.40         “Retirement” shall mean retirement by a Participant on or after attaining his Normal Retirement Date.

1.41         “Rollover Contribution” shall mean any rollover contribution made to the Plan by a Participant in accordance with Section 3.4.

1.42         “Rollover Contribution Account” shall mean the separate account of a Participant established and maintained in accordance with Section 3.5.

1.43         “Salary Deferral Contribution” shall mean the amount contributed to the Plan in accordance with Section 3.1.

1.44         “Salary Deferral Contribution Account” shall mean the separate account of a Participant established and maintained in accordance with Section 3.5.

1.45         “Termination of Employment” shall mean the voluntary severance of employment of an Employee, or the involuntary severance of employment of an Employee by the Employer, other than severance of employment by reason of death, Disability or Retirement under this Plan.  For purposes of this Plan, an Employee shall not be considered to have a Termination of Employment until such Employee is no longer employed by the Employer or any Affiliate.

1.46         “Trust” shall mean the instrument executed pursuant to Article XII by the Employer and the Trustee.

1.47         “Trustee” shall mean the trustee designated as such under the Trust.

1.48         “Valuation Date” shall mean each business day of the calendar year.

1.49         “Year of Eligibility Service” shall mean:

(a)           Either the twelve-month period beginning on the Employee’s Employment Commencement Date in which the Employee completes at least 1000 Hours of Service or any Plan Year beginning with the Plan Year that includes the anniversary of such date in which the Employee completes at least 1000 Hours of Service.

(b)           If on December 31, 1998, or at any time within one year after that date, an individual is an Employee of the Employer or any Affiliate:

(i)            any period during which such individual was employed by Hilton Hotels Corporation or any of its affiliates prior to such date shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service”;

(ii)           if on December 18, 1996 such individual was employed by Bally’s Entertainment Corp. or any of its affiliates, any period during which such individual was employed by Bally’s Entertainment Corp. or any of its affiliates shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service”; and

(iii)          any period during which such individual was employed by Grand Casinos, Inc. prior to such date shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service”.

provided, however, that any such individual who is not actually employed by the Employer shall not become an Eligible Employee in the Plan.

(c)           If on January 1, 2000 an individual is an employee of Caesars World, Inc., any years of service credited to such individual under the Starwood Hotels & Resorts Worldwide, Inc.  Savings and Retirement Plan prior to such date shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service” under the Plan; provided, however, that any such individual who is not actually employed by the Employer shall not become an Eligible Employee in the Plan.

(d)           Any period during which an individual is employed by Atlantic City Country Club, Inc. prior to January 1, 1998 shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service” under the Plan; provided, however, that any such individual who is not actually employed by the Employer shall not become an Eligible Employee in the Plan.

(e)           Any period during which an individual is employed by an Affiliate (either before or after employment hereunder) shall be treated as employment as an Employee for purposes of calculating a “Year of Eligibility Service”; provided, however, that any such individual who is not actually employed by the Employer shall not become an Eligible Employee in the Plan.  For purposes of this paragraph (e), employment with Belle of Orleans shall be treated as employment by an Affiliate.

1.50         “Year of Service” shall mean:

(a)           Any Plan Year during which an Employee is credited with at least 1,000 Hours of Service.

(b)           If on December 31, 1998, or at any time within one year after that date, an individual is an Employee of the Employer or any Affiliate:

(i)            any period during which such individual was employed by Hilton Hotels Corporation or any of its affiliates prior to such date shall be treated as employment as an Employee for purposes of calculating a “Year of Service”;

(ii)           if on December 18, 1996 such individual was employed by Bally’s Entertainment Corp. or any of its affiliates, any period during which such individual was employed by Bally’s Entertainment Corp. or any of its affiliates shall be treated as employment as an Employee for purposes of calculating a “Year of Service”; and

(iii)          any period during which such individual was employed by Grand Casinos, Inc. prior to such date shall be treated as employment as an Employee for purposes of calculating a “Year of Service”.

(c)           If on January 1, 2000 an individual is an employee of Caesars World, Inc., Years of Service under this Plan shall include any years of service credited to such individual under the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan prior to such date.

(d)           Any period during which an individual is employed by Atlantic City Country Club, Inc. prior to January 1, 1998 shall be treated as employment as an Employee for purposes of calculating a “Year of Service”.

(e)           Any period during which an individual is employed by an Affiliate (either before or after employment hereunder) shall be treated as employment as an Employee for purposes of calculating a “Year of Service”.  For purposes of this paragraph (e), employment with Belle of Orleans shall be treated as employment by an Affiliate.

(f)            If an Eligible Employee (i) ceases to be an Employee on account of his Termination of Employment, (ii) has no vested benefits under the Plan (iii) incurs five (5) consecutive

One-Year Breaks in Service and (iv) is reemployed by the Employer, in determining such Participant’s Years of Service under the Plan, Years of Service shall be computed without regard to any Years of Service prior to the five (5) consecutive One-Year Breaks in Service.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1           Any Employee who was eligible to participate in the Hilton Plan on December 31, 1998 shall be eligible to participate in the Plan on the Effective Date.

2.2           Each Employee who becomes an Eligible Employee on or after the Effective Date may elect to become a Participant hereunder on any Entry Date after becoming an Eligible Employee.

2.3           An Eligible Employee elects to become a Participant by authorizing Salary Deferral Contributions and/or After Tax Contributions to the Plan in accordance with Section 3.1 and/or Section 3.3.

2.4           Except as otherwise provided in Section 2.5, a Participant, or an Eligible Employee, who ceases to be an Eligible Employee or who has a Termination of Employment with the Employer, shall again become eligible to make Salary Deferral Contributions in accordance with Section 3.1 and/or After Tax Contributions in accordance with Section 3.3 on any Entry Date following the first date on which he completes an Hour of Service as an Eligible Employee.

2.5           If an Eligible Employee (i) ceases to be an Employee on account of his Termination of Employment, (ii) has no vested benefits under the Plan (iii) incurs five (5) consecutive One-Year Breaks in Service and (iv) is reemployed by the Employer, in determining the date on which such Employee shall again become an

II-1

Eligible Employee eligible to participate in the Plan, such Employee’s Years of Eligibility Service shall be computed without regard to any Years of Eligibility Service prior to the five (5) consecutive One-Year Breaks in Service.

II-2

ARTICLE III

CONTRIBUTIONS

3.1           Salary Deferral Contributions.

(a)           (i)            Each Eligible Employee may elect to become a Participant as of any Entry Date after becoming an Eligible Employee by authorizing the Employer (in the manner prescribed by the Committee) to reduce his Compensation for a payroll period by an amount equal to from one percent (1%) to fourteen percent (14%) (in whole percentages) of such Compensation for such payroll period and to have such amount deposited to the Plan as a Salary Deferral Contribution hereunder.  In no event shall the sum of a Participant’s Salary Deferral Contributions under this Section 3.1 and After Tax Contributions under Section 3.3 for a Plan Year exceed fourteen percent (14%) of such Participant’s Compensation for such Plan Year.

(ii)           Each Eligible Employee shall make such election prior to the Entry Date as of which he elects to become a Participant.  The Eligible Employee’s election shall specify the percentage of his Compensation for each payroll period that is to be contributed to the Plan as a Salary Deferral Contribution.  The amount contributed to the Plan shall be credited to the Participant’s Salary Deferral Contribution Account.  The

III-1

election of the Participant shall remain in effect unless a new election is made by the Participant in accordance with paragraph (b) of this Section or Salary Deferral Contributions are suspended in accordance with paragraph (c) of this Section.

(b)           A Participant may increase or decrease his Salary Deferral Contributions, effective as soon as practicable but no earlier than the first day of any payroll period, in the manner prescribed by the Committee.

(c)           A Participant may suspend his Salary Deferral Contributions, effective as soon as practicable but no earlier than the first day of any payroll period, in the manner prescribed by the Committee.  Salary Deferral Contributions so suspended may not be subsequently made up.  A Participant may recommence Salary Deferral Contributions to the Plan, effective as soon as practicable but no earlier than the first day of any subsequent payroll period, in the manner prescribed by the Committee.  Salary Deferral Contributions shall cease automatically when a Participant ceases to be an Employee.

(d)           A Participant shall be fully vested at all times in his Salary Deferral Contribution Account.

3.2           Matching Contributions.

(a)           For each payroll period, the Employer may make a Matching Contribution to the Plan on behalf of each Participant who makes Salary Deferral Contributions and/or After Tax

III-2

Contributions during such payroll period.  The amount of such Matching Contributions to be made for a payroll period shall be equal to fifty percent (50%) of the Salary Deferral Contributions and After Tax Contributions made on behalf of the Participant for that payroll period; provided, however, that in all cases, a Participant’s Salary Deferral Contributions and After Tax Contributions for any payroll period in excess of six percent (6%) of such Participant’s Compensation for such payroll period shall not be taken into account hereunder.  If no Salary Deferral Contributions or After Tax Contributions are made on behalf of a Participant for a payroll period, no Matching Contribution shall be made for such Participant for that payroll period.  Any Matching Contributions made hereunder shall be credited to the Participant’s Matching Contribution Account.

(b)           Notwithstanding the provisions of Section 3.2(a), if (i) as of the first day of a Plan Year a Participant has completed at least five (5) Years of Service and (ii) the Participant is employed by the Employer or any Affiliate on the last day of the Plan Year, such Participant shall receive an additional Matching Contribution for such Plan Year in an amount equal to fifty percent (50%) of the Matching Contributions made on behalf of such Participant during such Plan Year pursuant to Section 3.2(a).  For purposes of determining whether a Participant is entitled to receive an additional Matching Contribution pursuant to this Section 3.2(b), the calculation of a Participant’s Years

III-3

of Service shall begin on the first day of the first Plan Year coincident with or immediately following such Participant’s Employment Commencement Date.

(c)           Notwithstanding the foregoing, the Employer may, in its sole discretion, make additional Matching Contributions to the Plan on behalf of each Participant.

(d)           A Participant shall vest in his Matching Contribution Account under the Plan in accordance with the provisions of Section 7.3, ARTICLE XVI, ARTICLE XVII and ARTICLE XVIII.

3.3           After Tax Contributions.

(a)           Each Participant may elect to contribute After Tax Contributions to the Plan.  Such After Tax Contributions shall be contributed to the Plan through after tax payroll deductions and shall be made in increments of one percent (1%) to fourteen percent (14%) of such Participant’s Compensation for such payroll period.  In no event shall the sum of a Participant’s Salary Deferral Contributions under Section 3.1 and After Tax Contributions under this Section 3.3 for a Plan Year exceed fourteen percent (14%) of such Participant’s Compensation for such Plan Year.  Any amounts so contributed by a Participant shall be credited to the Participant’s After Tax Contribution Account.

(b)           A Participant shall be fully vested at all times in his After Tax Contribution Account.

III-4

3.4           Rollover Contributions.

(a)           The term “Rollover Contribution” shall mean any “rollover amount” described in Section 402(c) of the Code (including any direct transfers within the meaning of Section 401(a)(31) of the Code) and any “rollover contribution” described in Section 408(d)(3)(A)(ii) of the Code.

(b)           Upon the request of a Participant, the Committee shall direct the Trustee to receive and accept funds constituting a Rollover Contribution from or on behalf of such Participant.  Such request shall set forth the amount of the Rollover Contribution and the facts establishing that such amount constitutes a Rollover Contribution within the meaning of paragraph (a) of this Section.  In no event shall the Trustee be obliged to (i) accept any funds as a Rollover Contribution if, upon advice of counsel, the receipt thereof could jeopardize the qualified or exempt status of the Plan or Trust, or (ii) accept property as a Rollover Contribution.

(c)           A Rollover Contribution shall become part of the Trust Fund, as of the date such contribution is made, subject to the following provisions:

(i)            A Rollover Contribution shall be credited to the Rollover Contribution Account for the Participant on whose behalf such contribution is made.

(ii)           A Participant shall be fully vested at all times in his Rollover Contribution Account.

III-5

(iii)          A Participant’s interest in the Fund represented by his Rollover Contribution Account shall be distributed in full or segregated at the same time and in the same manner as such Participant’s interest in the Fund as provided in Article VII.

(d)           For purposes of this Section 3.4, the term Participant shall also include an Employee of the Employer, other than an Employee not eligible for the Plan under clauses (a) and (b) of Section 1.19.

3.5           Maintenance of Accounts for Each Participant.

The Committee shall maintain a separate Salary Deferral Contribution Account, Matching Contribution Account, After Tax Contribution Account and Rollover Contribution Account in the name of each Participant.  The maintenance of separate accounts shall not require a segregation of assets and shall not in any way limit the powers of the Trustee or the Committee with respect to the operation of the Fund.  Such accounts shall at all times reflect the Account Balance of such Participant (or of his Beneficiary) and the Account Balance of a Participant on any date shall equal the sum of the balances in his accounts as of such date.

3.6           Irrevocable Divestiture by the Employer.

(a)           Except as provided in Article IV and paragraphs (b), (c) and (e) of this Section, and notwithstanding any other provision of this Plan or of the Trust to the contrary, the

III-6

Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by the Employer to the Fund, and it shall be impossible for any portion of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries and for payment of reasonable administrative expenses as provided in Section 20.4.

(b)           If a contribution is made to the Plan due to a mistake of fact, such contribution shall be refunded to the Employer within one year of such contribution.

(c)           All contributions by the Employer are conditioned upon their deductibility under Section 404 of the Code, and if part or all of the deduction for any contribution is disallowed, the contribution, to the extent disallowed, shall be returned to the Employer within one year after the disallowance of the deduction.

(d)           Refunds of contributions due to a mistake of fact or disallowance of a deduction shall be governed by the following requirements:

(i)            Earnings attributable to the amount being refunded shall remain in the Plan, but losses thereto must reduce the amount to be refunded.

(ii)           In no event may a refund be made that would cause the Account Balance of any Participant to be reduced to less than what the Participant’s Account

III-7

Balance would have been had the mistaken or nondeductible amount not been contributed.

(e)           If the Commissioner of Internal Revenue initially determines that the Plan and Trust as presently constituted or as amended prior to such determination do not qualify under Section 401(a) of the Code:

(i)            all Salary Deferral Contributions and After Tax Contributions made by the Employer on behalf of Participants, and all assets of the Fund attributable to such contributions, shall be returned to the Participants on whose behalf the Employer made such contributions;

(ii)           all Matching Contributions made by the Employer, and all assets of the Fund attributable to such contributions, shall be returned to the Employer; and

(iii)          any Rollover Contributions made by Participants shall be returned to such Participants.

Upon the return of all such assets, this Plan and the Trust which forms a part of this Plan shall terminate and the Trustee shall be discharged from all obligations under the Trust.

3.7           Payment of Contributions to Trust Fund.  The Employer shall make payment of the Salary Deferral Contributions and After Tax Contributions to the Fund under the terms hereof not later than the 15th business day of the month after the month during

III-8

which such amounts would otherwise have been paid to the Employee or such other time period permitted by applicable regulations.  The Employer shall make the Matching Contributions to the Fund under the terms hereof not later than the due date for filing the Employer’s Federal Income Tax Return for its fiscal tax year, including any extensions thereto.

3.8           Transfers of Employment.

(a)           Transfer from Eligible to Ineligible Class of Employee.  If a Participant transfers to an employee class that is covered by a collective bargaining agreement that does not require participation in the Plan (“Union Employee”), the following rules shall apply for purposes of this Plan:

(i)            Such transfer shall not be considered to result in the Participant’s Termination of Employment under this Plan.

(ii)           The Participant’s Hours of Service and Years of Service with the Employer during the period of the Participant’s employment as a Union Employee shall be taken into account for vesting purposes under this Plan.

(iii)          The Participant shall no longer be eligible to make Salary Deferral Contributions or After Tax Contributions to the Plan.

(iv)          The Participant shall not be entitled to any Matching Contributions under the Plan with respect

III-9

to Compensation earned after the date of the transfer and shall not be entitled to an additional Matching Contribution under Section 3.2(b).

(b)           Transfer from Ineligible Class to Eligible Class.  If a Union Employee transfers to an employee class that is eligible to participate in the Plan, the Employee’s Hours of Service and Years of Service with the Employer during the period of such Employee’s employment as a Union Employee shall be taken into account for purposes of determining eligibility to participate in the Plan, eligibility to receive an additional Matching Contribution under Section 3.2(b), and vesting purposes under this Plan.

(c)           Transfers to Affiliate.  If a Participant transfers to employment with an Affiliate that has not adopted this Plan, the following rules shall apply for purposes of this Plan:

(i)            Such transfer shall not be considered to result in the Participant’s Termination of Employment under this Plan.

(ii)           The Participant’s employment with the Affiliate shall be treated as employment as an Employee for vesting purposes under this Plan.

(iii)          The Participant shall no longer be eligible to make Salary Deferral Contributions or After Tax Contributions to the Plan.

III-10

(iv)          The Participant shall not be entitled to any Matching Contributions under the Plan with respect to Compensation earned after the date of the transfer.

(d)           Transfers from Affiliate.  If an individual employed by an Affiliate that has not adopted this Plan transfers to employment with the Employer, the Employee’s service with the Affiliate during the period of his employment with the Affiliate shall be taken into account for purposes of determining eligibility to participate in the Plan, eligibility to receive an additional Matching Contribution under Section 3.2(b), and vesting under this Plan.

(e)           Transfers Among Employers.  If an individual employed by an Employer transfers his employment to a different Employer, the following rules shall apply for purposes of this Plan:

(i)            Such transfer shall not be considered to result in the Participant’s Termination of Employment under this Plan.

(ii)           The Participant’s Hours of Service and Years of Service with both Employers shall be taken into account for purposes of determining eligibility to participate in the Plan, eligibility to receive an additional Matching Contribution under Section 3.2(b), and vesting under this Plan.

III-11

(iii)          The Participant shall vest in all contributions made on his behalf by his Employer before the date of transfer in accordance with the provisions regarding the vesting of such Employer’s contributions under Section 7.3, ARTICLE XVI, ARTICLE XVII or ARTICLE XVIII.  The Participant shall vest in all contributions made by the Employer to which such Participant was transferred in accordance with the provisions of Section 7.3.

(iv)          The Participant shall be entitled to receive Matching Contributions in accordance with Section 3.1(a) from the Employer that employed the Participant on the date the Salary Deferral Contributions to which such Matching Contributions relate were earned.  If the Participant is entitled to receive an additional Matching Contribution under Section 3.2(b), such additional Matching Contribution shall be made by the Employer who employs the Participant on the last day of the Plan Year.

III-12

ARTICLE IV

STATUTORY LIMITATIONS ON CONTRIBUTIONS

4.1           Maximum Dollar Amount of Salary Deferral Contributions.  For any calendar year, a Participant shall not be permitted to make total Salary Deferral Contributions to this Plan which, when added to any other amounts previously contributed as elective deferrals pursuant to Section 401(k) of the Code to any other tax qualified plans maintained by the Employer or an Affiliate, would exceed the maximum statutory limit of Section 402(g) of the Code for that calendar year, as adjusted from time to time by the Adjustment Factor.  For purposes of this Section, Excess Deferrals that are distributed in accordance with Section 4.2 shall be disregarded.

4.2           Distribution of Excess Deferrals.

(a)           In General.  Notwithstanding any other provision of the Plan, Excess Deferrals and the income or loss allocable thereto shall be distributed, where practicable, within the calendar year made, but in no event later than April 15 of the following calendar year to Participants who either file timely statements claiming such allocable Excess Deferrals, or who are deemed to have claimed such allocable Excess Deferrals, for the preceding calendar year.  Any such distribution on or before the last day of the calendar year shall be made after the date on which the Plan received the Excess Deferral.  Such distributions of Excess Deferrals and the income allocable thereto shall be considered distributions of the Salary Deferral Contributions of the affected Participants and, if returned after the end of the calendar year in which they were contributed, shall be considered distributions of such contributions for the preceding calendar year.  Any Excess Deferrals and income allocable thereto which are distributed pursuant to this Section 4.2 shall be distributed in the following order of priority:

(i)            First, from the portion of the Salary Deferral Contributions made during the calendar year in which the Excess Deferral was made that was not subject to a Matching Contribution under Section 3.2; and

(ii)           second, from the portion of the Salary Deferral Contributions made during the calendar year in which the Excess Deferral was made that was subject to a Matching Contribution under Section 3.2.

(b)           Definition.  For purposes of this Article IV:

(i)            “Excess Deferrals” shall mean the excess of the total of the Participant’s Salary Deferral Contributions made under this Plan and any other tax qualified plan maintained by the Employer or an Affiliate for any calendar year over the maximum statutory limit of Section 402(g) of the Code for such calendar year.  Any such Excess Deferrals shall be deemed to have been claimed by the Participant as allocable Excess Deferrals and shall be distributed in accordance with paragraph (a) of this section.

(ii)           If the Participant also makes before-tax contributions for the calendar year to plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) that are not maintained by the Employer or an Affiliate, then Excess Deferrals shall be the amount of excess Salary Deferral Contributions for such calendar year that the Participant allocates to this Plan pursuant to the claim procedures set forth in paragraph (c) of this Section.

(c)           Excess Deferrals Claims Procedure.  The Participant’s claim shall be in writing; shall be submitted to the Committee no later than March 1; shall specify the Participant’s Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Salary Deferral Contributions, when added to the before-tax contributions made under other plans, or arrangements described in Code Sections 401(k), 408(k) or 403(b) that are not maintained by the Employer or any Affiliate exceed the limit imposed on the Participant by section 402(g) of the Code for the calendar year in which the deferrals occurred.  Any Excess Deferrals under this paragraph shall be distributed in accordance with paragraph (a) of this section.

(d)           Determination of Income or Loss.  Distributions of Excess Deferrals shall be adjusted for income or loss by a reasonable method in accordance with regulations prescribed by the Secretary of the Treasury; provided, however, that no adjustment shall be made for any income or loss for the period between the end of the calendar year and the date of distribution.

(e)           Reduction For Excess Salary Deferral Contributions Distributed.  The amount of Excess Deferrals to be distributed with respect to any Participant for the calendar year shall be reduced by the amount of Excess Salary Deferral Contributions (as defined in Section 4.4(b)) previously distributed to the Participant pursuant to Section 4.4(a) for the Plan Year beginning with or within such calendar year.  In the event of a reduction pursuant to the terms of the preceding sentence, the amount of Excess Salary Deferral Contributions includible in the gross income of the Participant and reported by the Employer as a distribution of Excess Salary Deferral Contributions shall be reduced by the amount of such reduction.

(f)            Forfeiture of Matching Contributions.  Any Matching contributions which are attributable to Salary Deferral Contributions required to be distributed under paragraph (a) of this Section shall be forfeited as of the date of the distribution of such Excess Deferrals.

4.3           Limitations on Salary Deferral Contributions.  Salary Deferral Contributions of Eligible Employees who are Highly Compensated Employees for a Plan Year shall be subject to the limitations of this Section.  For purposes of this Section 4.3 and Section 4.4, Eligible Employees shall be those Eligible Employees who are eligible to participate in the Plan for the applicable Plan Year.

(a)           Average Actual Deferral Percentage.  The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)            The Average Actual Deferral Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)           The excess of the Average Actual Deferral Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Nonhighly Compensated Employees for such prior Plan Year shall not exceed 2 percentage points, and the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Employees who were Nonhighly Compensated Employees for such prior Plan Year multiplied by 2.

(iii)          For the first Plan Year that the Plan permits any Participant to make Salary Deferral contributions, for purposes of this Section 4.3(a), the prior Plan Year’s Nonhighly Compensated Employee’s Average Actual Deferral Percentage shall be 3 percent, unless the Employer elects to use the Plan Year’s actual Average Deferral Percentage for such Nonhighly Compensated Employees.

(iv)          For the Plan Year beginning January 1, 2000, in performing the tests set forth in (i) and (ii) of this Section 4.3(a), the Average Actual Deferral Percentage for Eligible Employees who were Nonhighly Compensated Employees for the prior Plan Year shall be the Average Actual Deferral Percentage for the current Plan Year for Eligible Employees who are Nonhighly Compensated Employees for the current Plan Year.

(b)           Definitions.  For purposes of this Section, the following definitions shall be used:

(i)            “Actual Deferral Percentage” shall mean the ratio (expressed as a percentage) of Salary Deferral Contributions made on behalf of an Eligible Employee for a Plan Year (including Excess Deferrals of Highly Compensated Employees) to the Eligible Employee’s ADP Compensation for such Plan Year.

(ii)           “Average Actual Deferral Percentage” shall mean, for a specified group of Eligible Employees for a Plan Year, the average (expressed as a percentage)

of the Actual Deferral Percentages of the Eligible Employees in such group for a Plan Year.

(iii)          “ADP Compensation” shall mean for any Plan Year, Adjusted Compensation received during the Plan Year by an Eligible Employee; provided, however, that at the election of the Committee, ADP Compensation may be limited to Adjusted Compensation received by an Eligible Employee for the portion of the Plan Year in which such Eligible Employee was eligible to participate in the Plan.  For purposes of this Section, Adjusted Compensation shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f) transportation program.

(c)           Special Rules.

(i)            Except as provided below, if, in addition to this Plan, an Eligible Employee who is a Highly Compensated Employee participates in one or more cash or deferred arrangements of the Employer or an Affiliate for a Plan Year, all of such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage of such Eligible Employee.  However, if the cash or deferred arrangements have different plan years, this subparagraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.  Notwithstanding the foregoing, plans that are not permitted to be aggregated are not required to be aggregated for purposes of this subparagraph.

(ii)           In the event that this Plan is aggregated with one or more other plans for purposes of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefits percentage test), this Section 4.3 shall then be applied by determining the Average Actual Deferral Percentage of Eligible Employees as if all of such plans were a single plan.  Plans may be aggregated under this subparagraph only if they have the same plan year.

(iii)          If during a Plan Year the projected aggregate amount of Salary Deferral Contributions to be allocated to all Participants who are Highly Compensated Employees under this Plan would cause the Plan to fail to satisfy the tests set forth in Section 4.3(a), the Committee may then automatically reduce or restrict Highly Compensated Employees’ deferral elections made pursuant to Section 3.1 by the amount necessary to satisfy one of the tests set forth in Section 4.3(a)

(iv)          The Employer may, in its sole discretion, make a “Qualified Non-Elective Contribution” (as such term is defined in Section 401(m)(4)(C) of the

Code) for a Plan Year on behalf of some or all Nonhighly Compensated Employees (as determined by the Employer) in accordance with the provisions of Treas. Reg. §1.401(k)-1(b)(5).  Any such Qualified Non-Elective Contribution made on behalf of a Nonhighly Compensated Employee for a Plan Year shall be treated as a Salary Deferral Contribution for such Plan Year for purposes of determining whether the provisions of Section 4.3(a) are satisfied for such Plan Year.  Any Qualified Non-Elective Contribution made on behalf of a Nonhighly Compensated Employee shall be fully vested at all times and shall be subject to all restrictions on withdrawals applicable to Salary Deferral Contributions under the Plan.

(v)           The determination and treatment of the Salary Deferral Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.4           Distribution of Excess Salary Deferral Contributions.

(a)           In General.  Notwithstanding any other provision of the Plan, Excess Salary Deferral Contributions and income or loss allocable thereto shall be distributed to those Highly Compensated Employees on whose behalf such Salary Deferral Contributions were made for a Plan Year on the basis of the amount of Salary Deferral Contributions made on behalf of each of such Highly Compensated Employees.  Such distributions shall, to the extent practicable, be made within 2-1/2 months after the close of such Plan Year (in order to avoid the 10 percent excise tax under Section 4979 of the Code) and in no event later than the last day of the Plan Year immediately following the Plan Year for which such excess Salary Deferral Contributions were made.  Such distributions of Excess Salary Deferral Contributions and the income or loss allocable thereto shall be considered distributions of the Salary Deferral Contributions of the affected Participants for such Plan Year.  Any Excess Salary Deferral Contributions and income allocable thereto which are required to be distributed pursuant to this Section 4.4 shall be distributed in the following order of priority:

(i)            First, from the portion of the Salary Deferral Contributions for the preceding Plan Year that was not subject to a Matching Contribution under Section 3.2; and

(ii)           second, from the portion of the Salary Deferral Contributions for the preceding Plan Year that was subject to a Matching Contribution under Section 3.2.

(b)           Excess Salary Deferral Contributions.  For purposes of this Section, “Excess Salary Deferral Contributions” shall mean, with respect to any Plan Year, the excess of:

(i)            The aggregate amount of Salary Deferral Contributions actually taken into account in computing the Actual Deferral Percentages of Highly Compensated Employees for such Plan Year, over

(ii)           the maximum amount of such contributions permitted by the Average Actual Deferral Percentage test described in Section 4.3(a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

Excess Salary Deferral Contributions shall be considered as Annual Additions for purposes of Section 4.7 even if they are distributed from the Plan.

(c)           Determination of Income or Loss.  Excess Salary Deferral Contributions shall be adjusted for income or loss by a reasonable method in accordance with regulations prescribed by the Secretary of the Treasury; provided, however, that no adjustment shall be made for any income or loss attributable to the period between the end of the Plan Year for which the Excess Salary Deferral Contributions are being distributed and the date of distribution.

(d)           Reduction for Excess Deferrals Distributed.  The amount of Excess Salary Deferral Contributions to be distributed to the Participant pursuant to this Section shall be reduced by the amount of the Excess Deferrals previously distributed to the Participant pursuant to Section 4.2 above for the Participant’s taxable year ending with or within the Plan Year.

(e)           Forfeiture of Matching Contribution.  Any Matching Contributions which are attributable to Excess Salary Deferral Contributions required to be distributed under paragraph (a) of this Section shall be forfeited as of the date of the distribution of such Excess Salary Deferral Contributions.

4.5           Limitations on Qualified Contributions.  Qualified Contributions (as defined in paragraph (b)(iv)) of Eligible Employees who are Highly Compensated Employees for a Plan Year shall be subject to the limitations of this Section.  For purposes of this Section 4.5, Eligible Employees shall be those Employees who are eligible to participate in the Plan for the applicable Plan Year.

(a)           Average Actual Contribution Percentage.  The Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i)            The Average Actual Contribution Percentage for a Plan Year for Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the prior Plan Year for Employees who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)           The excess of the Average Actual Contribution Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for the

Plan Year over the Average Actual Contribution Percentage for the prior Plan Year for Eligible Employees who were Nonhighly Compensated Employees for such prior Plan Year shall not exceed 2 percentage points, and the Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the prior Plan Year for Eligible Employees who were Nonhighly Compensated Employees for such prior Plan Year multiplied by 2.

(iii)          For the first Plan Year that the Plan permits any Participant to make Salary Deferral Contributions, for purposes of this Section 4.5(a), the prior Plan Year’s Nonhighly Compensated Employee’s Average Actual Contribution Percentage shall be 3 percent, unless the Employer elects to use the Plan Year’s actual Average Actual Contribution Percentage for such Nonhighly Compensated Employees.

(iv)          For the Plan Year beginning January 1, 2000, in performing the tests set forth in (i) and (ii) of this Section 4.5(a), the Average Actual Contribution Percentage for Eligible Employees who were Nonhighly Compensated Employees for the prior Plan Year shall be the Average Actual Contribution Percentage for the current Plan Year for Eligible Employees who are

Nonhighly Compensated Employees for the current Plan Year.

(b)           Definitions.  For purposes of this Section, the following definitions shall be used:

(i)            “Actual Contribution Percentage” shall mean the ratio (expressed as a percentage) of Qualified Contributions made on behalf of an Eligible Employee for a Plan Year to the Eligible Employee’s ACP Compensation for such Plan Year.

(ii)           “Average Actual Contribution Percentage” shall mean, for a specified group of Eligible Employees for a Plan Year, the average (expressed as a percentage) of the Actual Contribution Percentages of the Eligible Employees in such group for a Plan Year.

(iii)          “ACP Compensation” shall mean for any Plan Year, Adjusted Compensation received during the Plan Year by an Eligible Employee for personal services actually rendered in the course of employment with the Employer during such Plan Year; provided, however, that at the election of the Committee, ACP Compensation may be limited to Adjusted Compensation received by an Eligible Employee for the portion of the Plan Year in which such Eligible Employee was eligible to participate in the Plan.  For purposes of this Section, Adjusted Compensation shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f) transportation program.

(iv)          “Qualified Contribution” shall mean for any Plan Year, the sum of (A) Matching Contributions made for the Plan Year and (B) After Tax Contributions made during such Plan Year.

(c)           Special Rules.

(i)            Except as provided below, if, in addition to this Plan, an Eligible Employee who is a Highly Compensated Employee participates in one or more cash or deferred arrangements of the Employer or an Affiliate for a Plan Year, all of such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Contribution Percentage of such Eligible Employee.  However, if the cash or deferred arrangements have different plan years, this subparagraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.  Notwithstanding the foregoing, plans that are not permitted to be aggregated are not required to be aggregated for purposes of this subparagraph.

(ii)           In the event that this Plan is aggregated with one or more other plans for purposes of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefits percentage test), this Section 4.5 shall then be applied by determining the Average Actual Contribution Percentage of Eligible Employees as if all of such plans were a single plan.  Plans may be aggregated under this subparagraph only if they have the same plan year.

(iii)          In determining the Actual Contribution Percentage of Highly Compensated Employees and/or Nonhighly Compensated Employees, the Committee may elect to treat Salary Deferral Contributions as Qualified Contributions, provided that (A) the Plan satisfies the Average Actual Deferral Percentage limitation set forth in Section 4.3(a) prior to the exclusion of any Salary Deferral Contributions which are treated as Qualified Contributions and (B) the Plan continues to satisfy the Actual Deferral Percentage limitation after the exclusion of such Salary Deferral Contributions.

(iv)          If during a Plan Year the projected aggregate amount of Qualified Contributions to be allocated to all Participants who are Highly Compensated Employees under this Plan would cause the Plan to fail to satisfy the tests set forth in Section 4.5(a), the Committee may then automatically reduce or restrict the After Tax Contributions being made pursuant to Section 3.3 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

(v)           The determination and treatment of the Qualified Contributions and the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(d)           Multiple Use Limitation.

(i)            Notwithstanding any other provision contained in this Section 4.5, if the Average Actual Deferral Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees satisfies the alternative set forth in subparagraph (ii) of Section 4.3(a) but does not satisfy subparagraph (i) of Section 4.3(a), and the Average Actual Contribution Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees satisfies the alternative set forth in subparagraph (ii) of Section 4.5(a) but does not satisfy subparagraph (i) of Section 4.5(a), a special limitation shall apply.  Under this limitation, the sum of the Average Actual Deferral Percentages for a Plan Year for the Eligible Employees who are Highly Compensated Employees plus the Average Actual Contribution Percentages for such Plan Year for such Eligible Employees may not exceed the greater of:

(A)          the sum of the maximum Average Actual Deferral Percentage permissible for Eligible Employees who are Highly Compensated Employees under subparagraph (i) of Section 4.3(a) plus the maximum Average Actual Contribution Percentage for such Eligible Employees under subparagraph (ii) of Section 4.5(a); or

(B)           the sum of the maximum Average Actual Deferral Percentage permissible for Eligible Employees who are Highly Compensated Employees under subparagraph (ii) of Section 4.3(a) plus the maximum Average Actual Contribution Percentage permissible for such Eligible Employees under subparagraph (i) of Section 4.5(a).

(ii)           In determining whether the Plan satisfies the multiple use limitation set forth in this paragraph (d), the Committee may elect to apply the rules set forth in subparagraph (iv) of Section 4.5(c).

(iii)          If the multiple use limitation set forth in this paragraph (d) is not satisfied, either Salary Deferral Contributions shall be distributed in accordance with the provisions of Section 4.4, or Qualified Contributions shall be distributed or forfeited in accordance with the provisions of Section 4.6, to the extent necessary to satisfy such limitation.

4.6           Distribution or Forfeiture of Excess Qualified Contributions.

(a)           In General.  Notwithstanding any other provision of the Plan, Excess Qualified Contributions and income or loss allocable thereto shall either be forfeited, if forfeitable under the provisions of Section 7.3, or distributed to those Highly Compensated Employees on whose behalf such Qualified Contributions were made for a Plan Year on the basis of the amount of Qualified Contributions made on behalf of each of such Highly Compensated Employees.  Such distributions shall, to the extent practicable, be made within 2-1/2 months after the close of such Plan Year (in order to avoid the 10 percent excise tax; under Section 4979 of the Code) and in no event later than the last day of the Plan Year immediately following the Plan Year for which such excess Qualified Contributions were made.  Such distributions of Excess Qualified Contributions and the income or loss allocable thereto shall be considered distributions of the Qualified Contributions of the affected Participants for such Plan Year.  Any Excess Qualified Contributions and income allocable thereto which are required to be distributed pursuant to this Section 4.6 shall be distributed in the following order of priority:

(i)            First, from the After Tax Contributions contributed by the Participant to the Plan during the preceding Plan Year that were not subject to Matching Contributions under Section 3.2;

(ii)           second, from the After Tax Contributions contributed by the Participant to the Plan during the preceding Plan Year that were subject to Matching Contributions under Section 3.2 (the Matching Contributions which are attributable to such After Tax Contributions shall be forfeited regardless of whether such Matching Contributions are forfeitable under the provisions of Section 7.3); and

(iii)          third, from the Matching Contributions made on behalf of the Participant for the preceding Plan Year.

(b)           Excess Qualified Contributions.  For purposes of this Section, “Excess Qualified Contributions” shall mean, with respect to any Plan Year, the excess of:

(i)            The aggregate amount of Qualified Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over

(ii)           the maximum amount of Qualified Contributions permitted by the Average Actual Contribution Percentage test described in Section 4.5(a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Contribution Percentages, beginning with the highest of such percentages).

Excess Qualified Contributions shall be considered as Annual Additions for purposes of Section 4.7 even if they are distributed from the Plan.

(c)           Determination of Income or Loss.  Excess Qualified Contributions shall be adjusted for income or loss by a reasonable method in accordance with regulations prescribed by the Secretary of the Treasury; provided, however, that no adjustment shall be made for any income or loss attributable to the period between the end of the calendar year and the date of distribution.

(d)           For purposes of this Section “Qualified contributions” shall mean for any Plan Year the sum of (A) Matching Contributions made for the Plan Year and (B) After Tax Contributions made during such Plan Year.

4.7           Limitation on Contributions.

(a)           The Annual Additions credited to a Participant under this Plan for any Limitation Year shall not exceed the lesser of (i) 25 percent of the Participant’s Adjusted Compensation or (ii) $30,000 (as adjusted by the Adjustment Factor).

(b)           Notwithstanding the foregoing, the compensation limitation referred to in subsection (a)(i) shall not apply to:

(i)            Any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code, or

(ii)           Any contribution for medical benefits otherwise treated as an Annual Addition under Section 419A(d) (2) .

(c)           In applying the limitations of paragraph (a):

(i)            All “defined contribution plans” of the Employer or its Affiliates shall be aggregated with this Plan.

(ii)           If “annual additions” (within the meaning of Section 415(c)(2) of the Code) are credited to a Participant’s accounts under any other qualified defined contribution plan maintained by the Employer or any Affiliate that is required to be aggregated under subparagraph (i), the maximum amount of Annual Additions that may be credited to such Participant under this Plan shall be limited to the excess of the limitations described in paragraph (a) over the amount of the annual additions credited to the Participant under such other qualified defined contribution plans.

(d)           For purposes of this Section: (i) “defined contribution plan” shall mean a plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the accounts of the Participant, and any income, expenses, gains and losses which may be credited to such Participant’s accounts; (ii) the definition of “Affiliate” shall be modified by Section 415(h) of the Code; and (iii) “Adjusted Compensation” shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a code Section 132(f) transportation program.

(e)           Subject to paragraph (f), in no event shall Annual Additions be made under this Plan for any Participant in a Limitation Year to the extent that there is an amount credited to such Participant’s accounts in excess of the maximum amount permitted under this Section.

(f)            If the amount of Annual Additions which are credited to a Participant under this Plan for any Limitation Year exceeds the maximum amount permitted under this Section (“Excess Annual Additions”), and if such excess was caused by the allocation of forfeitures, by a reasonable error in estimating the Participant’s Adjusted Compensation, by a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to the Participant under the limitations of this Section, or by other limited facts and circumstances, the Excess Annual Additions may be reduced for such Limitation Year in the following manner:

(i)            After Tax Contributions (and any income attributable thereto) made by the Participant shall be distributed to the Participant to the extent such distributions reduce the Excess Annual Additions.  Any After Tax Contributions that are so distributed shall not be considered as an Annual Addition for the Limitation Year and shall be disregarded for purposes of Section 4.5.

(ii)           If there remains any Excess Annual Additions after the application of subparagraph (i) of this paragraph, Salary Deferral Contributions (and any income attributable thereto) shall be distributed to the extent that such distributions reduce the Excess Annual Additions.  Any Salary Deferral Contributions that are so distributed shall not be considered as an Annual Addition for the Limitation Year and shall be disregarded for purposes of Sections 4.1, 4.3 and 4.5.

(iii)          If there remains any Excess Annual Additions after the application of subparagraphs (i) and (ii) of this paragraph, such Excess Annual Additions shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for the Participant.  However, if the Participant is not participating in the Plan for the applicable Limitation Year, the Excess Annual Additions shall be held in a suspense account for that Limitation Year and credited to the next Limitation Year to all remaining Participants in the same proportion as the Compensation paid to such Participants during such Limitation Year.  Furthermore, the Excess Annual Additions shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of such Participants.  Any Excess Annual Additions that are treated in accordance with this subparagraph (iii) for the Limitation Year shall not be considered as Annual Additions for such Limitation Year.

(iv)          If a suspense account is in existence at any time during the Limitation Year, investment gains and losses and other income and expenses shall not be allocated to the suspense account.

(v)           If this Plan is terminated and at the time of such termination a balance remains in the suspense account which, because of the limitations imposed by this Section, cannot be credited to any Participant, such balance shall revert to the Employer.

4.8           Limitation on Compensation.  For purposes of this Plan, Compensation, ADP Compensation and ACP Compensation (collectively “Contribution Compensation”) of a Participant for a Plan Year in excess of $160,000 (as adjusted by the Adjustment Factor under Section 401(a)(17)(B) of the Code) shall not be taken into account.

ARTICLE V

INVESTMENT OF TRUST ASSETS

5.1           Investment Funds.

Each Participant’s Accounts under the Plan, shall be invested in the Investment Funds in the proportions and amounts as determined by the Participant pursuant to Section 5.2.

5.2           Investment Options of Participants.

(a)           Each Participant shall elect to invest his Account Balance under the Plan in the Investment Funds maintained by the Trustee under Section 12.2 in such proportions as the Participant shall indicate.  All investment directions, including requests for changes or transfers, shall be subject to such rules and regulations as the Committee shall determine in a uniform and nondiscriminatory manner.

(b)           The Trustee shall take such steps as are necessary to make the investments in accordance with the designations, changes in designations, or transfer request made by Participants.

(c)           The selection of any Investment Fund is the sole and exclusive responsibility of each Participant and it is intended that the selection of an Investment Fund by each Participant be within the parameters of Section 404(c) of ERISA and the regulations thereunder.  None of the Employer, nor the Trustee, nor any Committee member, nor any of the directors, officers, agents or Employees of the Employer are empowered to or

V-1

shall be permitted to advise a Participant as to the manner in which his Account Balance shall be invested or changed.  No liability whatsoever shall be imposed upon the Employer, the Trustee, any Committee member, or any director, officer, agent or Employee of the Employer for any loss resulting to a Participant’s account because of any sale or investment directed by a Participant under this Section or because of the Participant’s failure to take any action regarding an investment acquired pursuant to such elective investment.

V-2

ARTICLE VI

VALUATION OF TRUST ASSETS

6.1           Time and Manner of Valuation.  As of each Valuation Date, the Trustee shall value all of the assets in each Investment Fund maintained under Section 12.2 for the purpose of determining the amount, if any, of the net increase or net decrease in the fair market value of each such Fund.  The fair market value of each Investment Fund shall represent the fair market value of all securities or other property held thereunder, plus cash and accrued earnings, less accrued expenses and proper charges against each Fund as of the Valuation Date.  The Trustee’s determination shall be final and conclusive for all purposes of this Plan.

6.2           Allocation of Net Increase and Net Decrease to Accounts of Participants.  The Trustee shall then allocate as of such Valuation Date a part of each such net increase or net decrease to the Salary Deferral Contribution Account, Matching Contribution Account, After Tax Contribution Account and Rollover Contribution Account of each Participant in the ratio that the balance in each such Account bears to all such Account balances.

VI-1

ARTICLE VII

DISTRIBUTION OF ACCOUNT BALANCES

7.1           Payments on Account of Retirement or Disability.

(a)           A Participant who ceases to be an Employee due to his Retirement or Disability shall be entitled to receive a distribution under the Plan of his entire Account Balance in the form of, except as provided in paragraph (e) of this Section and Section 18.4, a lump sum cash payment.

(b)           (i)            Except as otherwise provided in subparagraph (ii) of this paragraph (and subject to the provisions of Section 7.4, if applicable), any distribution under this Section on account of Retirement shall be made as soon as practicable after the Participant’s Retirement, but in no event later than 60 days after the close of the Plan Year in which his Retirement occurred.

(ii)           A Participant who ceases to be an Employee due to his Retirement shall be entitled to defer receipt of any distribution to be made under this paragraph until he elects to receive such distribution; provided, however, that such distribution must be made not later than April 1 of the calendar year following the calendar year in which such Participant attains the age of 70-1/2.  Except as provided in paragraph (e) of this Section and Section 18.4, any distribution under this subparagraph shall be made in the form of a lump sum cash payment as soon as practicable following the

VII-1

Participant’s election to receive the distribution, but in no event later than the April 1 of the calendar year following the calendar year in which such Participant attains the age of 70-1/2.

(c)           Any distributions under this Section 7.1 on account of Disability shall be made or commence in accordance with the provisions of paragraph (b) of this Section.

(d)           Whether or not a Participant retires upon attaining his Normal Retirement Date, the Participant’s interest in his Matching Contribution Account shall be fully vested as of such date.

(e)           Notwithstanding paragraphs (a) and (b) of this Section 7.1, any Participant who ceases to be an Employee on account of his Retirement or Disability may elect in lieu of a lump sum cash payment to receive his distribution in the form of substantially equal monthly installments not to exceed 120.  A Participant who elects to receive his distribution in the form of installments may at any time elect to receive a single lump sum cash payment of the remaining unpaid installments at any time.

7.2           Payment upon Death of Participant.

(a)           If a Participant ceases to be an Employee on account of his death, or if a Participant dies after his Retirement or Disability, but before receiving or commencing to receive his Account Balance hereunder, the Participant’s Beneficiary shall receive a distribution of the Participant’s entire Account Balance in the form of a lump sum cash payment; provided,

VII-2

however, such Participant’s Beneficiary may elect to have the Participant’s Account Balance payable in installments, as provided in Section 7.1(e).  Any distribution under this Section shall commence as soon as practicable after the Participant’s death.

(b)           If a Participant who ceased to be an Employee on account of his Retirement or Disability dies after commencing to receive a distribution of his Account Balance in the form of installment payments as provided in Section 7.1(e), but prior to the completion of the distribution of the entire Account Balance, the Participant’s Beneficiary shall continue such selected mode of payment, and the method of distribution shall be at least as rapid as in effect on the date of the Participant’s death; provided, however, that the Participant’s Beneficiary may elect to receive a single lump sum cash payment of the remaining unpaid installments.

7.3           Payments on Account of Termination of Employment.

(a)           (i)            A Participant who ceases to be an Employee on account of his Termination of Employment shall be entitled to receive 100% of the balance in his Salary Deferral Contribution Account, Rollover Contribution Account and After Tax Contribution Account, plus the Vested Percentage of the balance in his Matching Contribution Account.  (For purposes of this Article VII, the balance in a Participant’s Salary Deferral Contribution Account, Rollover Contribution Account and

VII-3

After Tax Contribution Account, and the Vested Percentage of the balance in such Participant’s Matching Contribution Account shall be referred to as the “Vested Account Balance”.)

(ii)           Except as otherwise provided in Sections 16.3, 17.3 and 18.3, the Vested Percentage of the balance in a Participant’s Matching Contribution Account shall be based upon such Participant’s Years of Service as of the date of his Termination of Employment in accordance with the following vesting schedule:

Years of Service	Vested Percentage

Less than 2 years	0%
2 but less than 3	25%
3 but less than 4	50%
4 but less than 5	75%
5 or more	100%

(iii)          In determining a Participant’s Vested Percentage in his Matching Contribution Account under the Plan, Years of Service shall be computed without regard to any Years of Service after five consecutive One-Year Breaks in service; i.e., Years of Service completed after five (5) consecutive One-Year Breaks in Service shall not be taken into account for purposes of determining a Participant’s Vested Percentage in his Matching Contribution Account derived from Matching Contributions which were made before such five-year period.

VII-4

(b)           The Participant’s Vested Account Balance to which he shall be entitled under paragraph (a) of this Section shall be distributed as follows:

(i)            If the value of the Participant’s Vested Account Balance under paragraph (a) of this Section does not exceed $5,000, such Participant shall receive a distribution of such Vested Account Balance in a lump sum cash payment as soon as practicable following his Termination of Employment.

(ii)           If the value of the Participant’s Vested Account Balance under paragraph (a) of this Section exceeds $5,000, such Participant shall receive a distribution of such Vested Account Balance in a lump sum cash payment as soon as practicable following his Termination of Employment, provided that the Participant elects to receive such immediate distribution of his Vested Account Balance by filing an election with the Committee.

(iii)          If the value of the Participant’s Vested Account Balance under paragraph (a) of this Section exceeds $5,000 and if such Participant does not elect to receive an immediate distribution of such Vested Account Balance in a lump sum cash payment, such Participant (hereinafter referred to as a “Terminated Vested Participant”) shall receive a distribution of

VII-5

his Vested Account Balance in accordance with paragraph (c) of this Section.

(c)           The payment of a Terminated Vested Participant’s Vested Account Balance under this paragraph (c) shall be made in a lump sum cash payment as soon as practicable after the Participant attains his Normal Retirement Age; provided, however, that the Participant may elect to receive an earlier payment of such Account Balance.  If the Participant makes such an election, payment shall be made in a lump sum cash payment no later than 60 days after the end of the Plan Year in which the election is made.

(d)           In the case of a Participant who receives a distribution pursuant to either paragraph (b)(i) or (b)(ii) of this Section 7.3 in connection with his Termination of Employment, the balance of such Participant’s interest in his Matching Contribution Account in excess of his vested interest in such account shall be forfeited as of the date that the distribution occurs.  In the case of a Terminated Vested Participant, the balance of such Participant’s interest in his Matching Contribution Account in excess of his vested interest in such account shall be forfeited as of the earlier of (i) the last day of the Plan Year in which such Participant incurs five (5) consecutive One-Year Breaks in Service or (ii) the date the Participant receives payment of his Vested Account Balance pursuant to paragraph (c) of this Section.  Except as otherwise provided under paragraph (e), the amount of any forfeitures

VII-6

described in this paragraph for the Plan Year, as well as any forfeitures under Sections 4.2(f), 4.4(e), 4.6(a) and 7.8 for the Plan Year, shall be applied as a credit towards any Matching Contributions to be made under Section 3.2 by the Company or Employer that made such contribution on behalf of the Participant.

(e)           If a Participant who has forfeited any amounts in accordance with the provisions of this Section pursuant to his Termination of Employment shall return to the employ of the Employer prior to completing five (5) consecutive One-Year Breaks in Service, the amount so forfeited shall be restored to the Participant only if such Participant repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.  In the event of such repayment, a Matching Contribution Account shall be reestablished on behalf of such Participant and the amount forfeited shall be added to the balance of such Matching Contribution Account as of the time of his repayment of the forfeiture.  Any forfeiture to be applied as a credit under paragraph (d) of this Section towards any Matching Contributions to be made by the Employer under Section 3.2 may, in the sole discretion of the Committee, be used for the purpose of restoring, as required under this paragraph, the amounts forfeited in accordance with the provisions of this Section. To the extent such forfeitures are insufficient, the Employer shall make a special contribution to restore the forfeiture.

VII-7

7.4           Special Distribution Rules.

(a)           (i)            Notwithstanding anything to the contrary in this Article, as required by Section 401(a)(9) of the Code and the Treasury Regulations thereunder, with respect to any Participant who is a “five percent owner” (as defined in Code Section 416), the distribution of such Participant’s Account Balance shall be made (or commence) in accordance with subparagraph (ii) of this paragraph no later than April 1 of the year following the calendar year in which the Participant reaches age 70-1/2, regardless of whether such Participant is still actively employed as of such date.  If the Participant continues to participate in the Plan, any additional amounts credited to the Participant’s Account Balance shall be distributed each year in accordance with subparagraph (ii) of this paragraph so as to satisfy the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

(ii)           At the election of the Participant, the Participant’s Account Balance shall either be distributed in its entirety to the Participant in accordance with Code Section 401(a)(9)(A)(i) and the Treasury Regulations thereunder, or distributed to the Participant over a period not extending beyond the life expectancy of the Participant or the life expectancy of such Participant and a designated beneficiary in accordance

VII-8

with Code Section 401(a)(9)(A)(ii) and the Treasury Regulations thereunder.

(b)           Any Participant who: (i) is an Employee of the Employer, (ii) has an Account Balance under the Plan that reflects assets transferred to the Plan from the Hilton Plan pursuant to Article XV, the Bally’s Las Vegas Plan pursuant to Article XVI, the Bally’s Park Place Plan pursuant to Article XVII, the AC Hilton Plan pursuant to Article XVIII or the ACCC Plan pursuant to Article XIX, (iii) reached age 70-1/2 prior to 1997 and (iv) began receipt of his account balance under such plan prior to his termination of employment, may elect to stop such distributions and recommence distribution of his Account Balance under this Plan in accordance with the provisions of this Article VII when such Participant ceases employment due to his Retirement, Disability or death.

(c)           Notwithstanding any provision to the contrary and except as provided in paragraph (a) of this Section, the payment of benefits under this Plan to a Participant or his Beneficiary shall in all events commence within 60 days after the close of the Plan Year in which the latest of the following events occurs:

(i)            the attainment by the Participant of age 65;

(ii)           the tenth anniversary of the year in which the Participant first became a Participant in the Plan; or

VII-9

(iii)          except as otherwise provided in Section 7.1(b), the Participant’s Retirement or Termination of Employment with the Employer.

(d)           Notwithstanding any provision to the contrary in this Article VII, a Participant shall be entitled to receive a distribution of his Account Balance upon the termination of the Plan, provided that the Employer or Affiliate does not establish or maintain a successor plan (as defined in Treas. Reg. § 1.401(k)-1(d)(3)).  Any distributions made pursuant to this paragraph (d) shall be made in accordance with Section 13.2.

(e)           Notwithstanding any provision to the contrary in this Article, a Participant shall be entitled to receive a distribution of his Vested Account Balance upon the occurrence of either:

(i)            The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Company if the Company continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

(ii)           the disposition by the Company to an unrelated entity of the Company’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Company continues to maintain this Plan,

VII-10

but only with respect to Employees who continue employment with such subsidiary.

The occurrence of any event described in this paragraph (e) shall be treated as a Termination of Employment and any distribution made as a result of the occurrence of such event shall be made in accordance with the provisions of Section 7.3 and 18.4.

7.5           Withdrawals After Attainment of Age 59-1/2.

(a)           Not more frequently than once in any six-month period, a Participant may apply in writing to the Committee for a withdrawal of all or a portion of his Vested Account Balance at any time after attaining age 59-1/2.

(b)           In the event of a withdrawal under this Section, the Participant may continue his participation in the Plan without interruption and shall not, because of such withdrawal, be penalized under the Plan in any way.

(c)           The minimum withdrawal by a Participant under this Section 7.5 shall be $500 or, if less, the Participant’s Vested Account Balance.

(d)           The withdrawal of all or a portion of the Participant’s Vested Account Balance shall be paid to the Participant as soon as practicable after the Participant’s request is submitted to and approved by the Committee.

7.6           Hardship Distributions.  A Participant shall be entitled to receive a hardship distribution of the total amount of the Participant’s Vested Account Balance (excluding After Tax Contributions, Rollover Contributions, the amount of any outstanding

VII-11

loan and any post-December 31, 1988 income attributable to elective deferrals made by the Participant pursuant to Section 401(k) of the Code and transferred to this Plan), if the distribution is necessary to defray an immediate and severe financial hardship incurred by the Participant.

(a)           Immediate and Heavy Financial Need.  For purposes hereof, an immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:

(i)            Unreimbursed medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

(ii)           Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)          Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant or his spouse, children, or dependents;

(iv)          Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence; and

(v)           Any other reason recognized by the Commissioner of Internal Revenue service in a revenue ruling, notice or other document of general applicability to constitute an immediate and heavy financial need.

VII-12

A Participant requesting a hardship withdrawal must represent that he has an emergency need for funds for one of the reasons specified above.  The Participant shall provide the Committee with any information and evidence which the Committee considers necessary in order to determine whether such a hardship exists and the amount of the withdrawal from the Plan that is necessary to meed the hardship.

(b)           Distribution Necessary to Satisfy the Financial Need.  A hardship withdrawal shall be considered to be necessary to meet such an immediate and heavy financial need only under the following circumstances:

(i)            The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (that cannot be satisfied by distributions and/or non-taxable loans of the types described in subparagraph (ii) below).  This distribution may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(ii)           The Participant has obtained (or requested) all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer or any Affiliate.

In the event of any hardship distribution to a Participant hereunder, such Participant may not make Salary Deferral

VII-13

Contributions (or comparable contributions) to the Plan or to any other deferred compensation plans maintained by the Employer or any Affiliate during the 12 calendar months immediately following the date of such hardship withdrawal.  The Participant also may not make Salary Deferral Contributions (or comparable contributions) to the Plan or to any other tax-qualified retirement plan maintained by the Employer or any Affiliate, for the calendar year immediately following the calendar year of the hardship withdrawal, in excess of the applicable limit under Section 402(g) of the Code for such next calendar year less the amount of such Participant’s Salary Deferral Contributions (or comparable contributions) made on his behalf to the Plan or to any other tax-qualified retirement plan maintained by the Employer or any Affiliate for the calendar year of the hardship distribution.

The foregoing provisions shall be applied on a uniform and nondiscriminatory basis and shall be subject to such changes as the Committee may deem to be necessary at any time to comply with Treasury Regulations or other rules issued under section 401(k) of the Code.

(c)           Additional Operating Rules.  The following rules shall apply to each request for a hardship distribution by a Participant:

(i)            The Participant’s request for a hardship distribution shall be made on such forms as are provided from time to time by the Committee and the Participant shall furnish the Committee with such

VII-14

information as the Committee requests in its evaluation of the Participant’s request.

(ii)           The amount of any hardship distribution shall in no event exceed the total amount of the Participant’s Vested Account Balance (excluding After Tax Contributions, Rollover Contributions, the amount of any outstanding loan and any post-December 31, 1988 income attributable to elective deferrals made by the Participant pursuant to Section 401(k) of the Code and transferred to this Plan).

(iii)          A hardship distribution to a Participant shall not be allowed within 12 months of an earlier hardship distribution to such Participant.

(iv)          The minimum hardship withdrawal under this Section shall be $500 or, if less, the portion of the Participant’s Vested Account Balance from which the Participant is eligible to receive a hardship distribution under this Section.

7.7           Rollovers to Other Plans or IRAs.

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s election under the Plan, the Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by Participant in a Direct Rollover.

VII-15

(b)           Definitions:

For purposes of this Section 7.7, the following definitions shall apply:

(i)            “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the Participant’s Vested Account Balance, except that an Eligible Rollover Distribution does not include:

(A)          any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more;

(B)           any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)           the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(D)          effective January 1, 2000, any distribution of Salary Deferral Contributions made pursuant to Section 7.6 on account of hardship.

VII-16

(ii)           “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Participant’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

(iii)          “Participant” shall mean a Participant within the meaning of Section 1.36 who is entitled to receive a distribution under the Plan.  In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, shall be considered as Participants with regard to the interest of the spouse or former spouse.

(iv)          “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Participant.

7.8           Lost Participant.  If payment of a Participant’s Account Balance is unable to be made under this Article VII because the Committee is unable to find the Participant or

VII-17

Beneficiary to whom payment is to be made, such Participant’s Account Balance shall be forfeited as of the last Valuation Date of the Plan Year in which the Committee determines that it is unable to find the Participant or Beneficiary.  If the Participant or Beneficiary later makes a claim for such payment and the Committee determines that the claim is valid, the amount previously forfeited shall be restored and payment shall be made as soon as practicable following such determination.

7.9           Withdrawals of Rollover Contributions.

(a)           A Participant may apply in writing to the Committee for a withdrawal of all or a portion of his Rollover Contribution Account.

(b)           In the event of a withdrawal under this Section, the Participant may continue his participation in the Plan without interruption and shall not, because of such withdrawal, be penalized under the Plan in any way.

(c)           There shall be no minimum on the amounts that may be withdrawn under this Section.

(d)           Any withdrawal made under this Section shall be paid to the Participant as soon as practicable after the Participant’s written request is submitted to and approved by the Committee.

7.10         Withdrawals of After Tax Contributions.

(a)           A Participant may apply in writing to the Committee for a withdrawal of all or a portion of his After Tax Contribution Account.

VII-18

(b)           Such withdrawal must first be made from a Participant’s pre-1987 After Tax Contributions, if any, but exclusive of earnings thereon.  Upon exhaustion of the Participant’s pre-1987 After Tax Contributions, any further withdrawal must then be made from the Participant’s post-1986 After-Tax Contributions and earnings allocable to his aggregate After-Tax Contributions under the Plan.

(c)           In the event of a withdrawal under this Section, the Participant may continue his participation in the Plan without interruption and shall not, because of such withdrawal, be penalized under the Plan in any way.

(d)           There shall be no minimum on the amounts that may be withdrawn under this Section.

(e)           The withdrawal of all or a portion of the Participant’s After Tax Contributions shall be paid to the Participant as soon as practicable after the Participant’s request is submitted to and approved by the Committee.

VII-19

ARTICLE VIII

DESIGNATION OF BENEFICIARY

8.1           Right to Designate Beneficiary.  Subject to the provisions of section 8.3, each Participant may designate in a writing filed with the Committee, a Beneficiary to whom, in the event of the Participant’s death, all benefits shall be payable.  The Beneficiary so designated may be changed by the Participant (subject to the provisions of Section 8.3) at any time or from time to time during his life by signing and filing a new beneficiary designation form.  The records of the Committee at the time of death shall be conclusive as to the identity of the proper Beneficiary and the amount properly payable, and payment made in accordance with such facts shall constitute a complete discharge of any and all obligations hereunder.

8.2           Applicable Rules if No Beneficiary Designation is Made.  If no Beneficiary designation is on file with the Committee at the time of death of the Participant, or if such designation is not effective for any reason, then such death benefit shall be payable to the deceased Participant’s spouse, if living.  If such spouse does not survive him, payment shall be made to the Participant’s issue per stirpes, or if no issue survive him, to his estate.

8.3           Payment of Account Balance to Spouse upon Death of Participant.  If the Beneficiary designated by the Participant to receive the benefits payable hereunder in the event of his death is not his spouse, then, notwithstanding the applicable provisions

VIII-1

of Sections 7.1, 7.2, 7.3 and Section 8.1, such benefits shall be payable to the Participant’s surviving spouse unless (a) there is no surviving spouse; (b) the spouse consents, in the manner required under Section 417(a)(2)(A) of the Code, to the payment of such benefits to the designated Beneficiary; or (c) it is established to the satisfaction of the Committee that the spousal consent may not be obtained because of the conditions specified in Section 417(a)(2)(B) of the Code or in regulations promulgated under such Section of the Code.

VIII-2

ARTICLE IX

LOANS

9.1           Availability of Loans.

(a)           Upon the application of any Participant actively employed by the Employer, the Committee may direct the Trustee to make a loan to such Participant.

(b)           The terms and conditions on which the Committee will approve loans under the Plan will be applied on a reasonably equivalent basis and loans shall not be available to any Highly Compensated Employee in an amount equal to a percentage of his Account Balance which is greater than the percentage made available to other Participants.

(c)           The minimum loan shall be $500 and, except as otherwise provided in this paragraph (c), only one loan may be outstanding at any time.  Effective June 1, 2000, this requirement that only one loan may be outstanding at any time shall not apply to the extent that a loan (or loans) is (are) used to pay unreimbursed educational expenses incurred by the Participant, his spouse, children or dependents (“education loan”).  For purposes of this paragraph, any amounts in an account attributable to an outstanding loan (or loans) made to a Participant that is (are) not an education loan (or education loans) that are transferred from any Affiliate Plan pursuant to Section 14.2, from the Hilton Plan pursuant to Article XV, from the Bally’s Las Vegas Plan pursuant to Article XVI, from the Bally’s Park Place Plan pursuant to Article XVII, from the AC

Hilton Plan pursuant to Article XVIII or from the ACCC Plan pursuant to Article XIX, shall be considered as one outstanding loan.

9.2           Limitations on Loans.

(a)           In no event shall the total amount of a loan made to any Participant pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) exceed the lesser of:

(i)            50 percent of the Participant’s Vested Account Balance (as defined in Section 7.3(a)) or

(ii)           $50,000.

(b)           The $50,000 limitation set forth in paragraph (a) will be reduced by the excess, if any, of the highest outstanding loan balance from the Plan during the one year period ending on the day before the date on which the loan was made over the outstanding loan balance from the Plan on the date that such loan was made.

9.3           Interest Rate.  Each loan shall bear a reasonable rate of interest, which rate shall be the prime rate (as determined by the Committee) as of the last day of the quarter preceding the quarter in which the loan is made, plus one percent.  Furthermore, the Participant’s Account Balance may be charged a set-up fee and/or maintenance fee (as determined by the Committee).

9.4           Security for Loan.  Any loan made pursuant to this Section shall be secured by the Participant’s Vested Account Balance.

9.5           Term of Loan.

(a)           The term of any loan shall not be for more than five (5) years; provided, however, that the term of a loan used for the purpose of acquiring a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant may be for a period of up to fifteen (15) years.

(b)           Notwithstanding the foregoing, the Committee shall require any such loan to be repaid at the time the Participant ceases to be an Employee.  If the loan is not timely repaid, the Committee shall use the remedies provided under Section 9.8 to recover such loan.

9.6           Loan Agreement.  Each Participant to whom a loan is made under this Section shall enter into an agreement with the Committee.  Such agreement shall set forth the principal amount of the loan, the repayment terms (subject to the provisions of Section 9.7), the interest rate and the provisions for securing the loan in accordance with Section 9.4.

9.7           Repayment of Loan.

(a)           Payments of principal and interest shall be made by payroll deduction or in any other manner agreed to by the Participant and the Committee; provided, however, that in all cases, loan repayments of principal and interest shall be made in substantially level amounts and shall be made no less frequently than quarterly over the term of the loan.

(b)           Principal and interest payments with respect to the loan shall be credited solely to the appropriate account of the borrowing Participant from which the loan was made based upon the Participant’s current investment elections.  Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be borne solely by such Participant’s appropriate account.

(c)           If a Participant is on an unpaid leave of absence, such Participant shall be obligated to repay the loan in the manner agreed to by such Participant and the Committee.

(d)           A loan may be repaid in full as of any date without penalty.

9.8           Collection of Loan.  In the event that the Participant does not repay such loan within the time and manner prescribed by the repayment terms, in addition to any legal remedies the Committee may have, the Committee shall offset the unpaid amount of such loan against any distribution payable to such Participant or Beneficiary under Article VII no earlier than at the time such distribution would first become payable thereunder and the Participant shall be considered to having consented to a deemed distribution of the unpaid loan amount.  In the event that the amount of any such offset is not sufficient to repay the remaining balance of any such loan, such Participant shall be liable for and continue to make payments on any balance still due from him.

9.9           Loan Guidelines.  The Committee may issue loan guidelines, which shall form part of the Plan, describing the procedures and conditions for making and repaying loans, and the administrative fees due from Participants to take a loan, and may revise those guidelines at any time and for any reason.

ARTICLE X

TOP HEAVY RULES

10.1         Notwithstanding anything contained herein to the contrary, the provisions of this Article X shall become effective only for Plan Years in which the Plan is a Top-Heavy Plan.

10.2         The following words and phrases as used in this Article X shall have the meanings specified below:

(a)           “Aggregation Group” shall mean the Plan and any other plan of the Employer or Affiliate intended to qualify under Section 401(a) of the Code:

(i)            in which a Key Employee is a participant;

(ii)           which enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a) or Section 410 of the Code.

The Aggregation Group shall also include any plan that is not described above, but which is designated by the Employer to be part of such Group, provided that the Group continues to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taking into account.

(b)           “Compensation” shall mean the term as defined in Section 1.16.

(c)           “Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day thereof.

(d)           “Key Employee” shall mean any person described in Section 416(i)(1) of the Code and shall, with respect to a Key Employee’s cumulative accrued benefits and aggregated account balances, include any Beneficiary of such Key Employee.

(e)           “Non-Key Employee” shall mean any Employee who is not a Key Employee and shall, with respect to a Non-Key Employee’s cumulative accrued benefits and aggregated account balances, include a Beneficiary of such Non-Key Employee.

(f)            “Top-Heavy Group” shall mean the Aggregation Group if the sum, as of the Determination Date, of:

(i)            the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in such Aggregation Group, plus

(ii)           the aggregate of the accounts of Key Employees under all defined contribution plans included in such Aggregation Group, exceed sixty percent (60%) of a similar sum determined for all employees.

(g)           “Top-Heavy Plan” shall mean with respect to any Plan Year, the Plan if, as of the Determination Date, the Plan is not part of an Aggregation Group and the aggregate of the accounts under the Plan of all Key Employees exceeds sixty percent (60%) of the aggregate of the accounts under the Plan of all employees, or if, as of the Determination Date, the Plan is part of a Top-Heavy Group.  In determining the amount of the account or the cumulative accrued benefit of any employee for purposes of determining if the Plan is a Top-Heavy Plan, including the determination of whether the Aggregation Group is a Top-Heavy Group, the present value of the cumulative accrued benefit for the employee and the amount of the account of the employee, as the case may be with respect to any plan, shall be increased by the aggregate distributions made with respect to such employee under such plan during the Plan Year that includes the Determination Date or during the four preceding Plan Years; and the credit balance of any employee who has not received any Compensation from the Employer at any time during the 5-year period ending on the Determination Date shall be disregarded.

10.3         Notwithstanding the provisions of Article III hereof, for each Plan Year in which this Plan is a Top-Heavy Plan, the Employer shall make a contribution (not including Salary Deferral Contributions) on behalf of each Eligible Employee who is a Non-Key Employee and is employed by the Employer on the last day of such Plan Year, in an amount equal to the lesser of (a) 3 percent of such Eligible Employee’s Compensation for such Plan Year or (b) the largest percentage contribution amount (including Salary Deferral Contributions) allocated to any Key Employee for such Plan Year.

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1         Definitions.  For purposes of this Plan:

(a)           “Fiduciary” shall mean any person who exercises any discretionary authority or discretionary control respecting the management or disposition of Plan assets, renders any investment advice for a fee or other compensation with respect to Plan assets, or exercises any discretionary authority or responsibility for Plan administration, and includes the Named Fiduciaries.

(b)           “Named Fiduciaries or Named Fiduciary” shall mean:

(i)            The Committee established to administer the Plan.  The Committee shall have no responsibility relating to the management and control of the assets of the Plan, other than the responsibility to reconsider the policy and method of funding the Plan as provided in this Article.

(ii)           The Trustee who shall be a Named Fiduciary only with respect to the management and control of the assets of the Plan.

11.2         Administration.

(a)           The Committee shall have the authority to control and manage the operation and administration of the Plan in accordance with the responsibilities set forth in this Article, and shall have sole authority and discretion to determine all questions arising in the administration of the Plan, including questions relating to eligibility for, and the amount of, benefits under the Plan.  The Committee shall consist of one or more individuals appointed by the Company.  In the absence of any such appointment, the Company shall serve as the Committee.

(b)           A majority of the Committee members serving at the time shall constitute a quorum for the transaction of business of the Committee.  All resolutions or other actions taken by the members at any meeting shall be by a vote of a majority of those present at such meeting.  Except when reconsidering the policy and method of funding the Plan under this Article, upon concurrence in writing of the majority of the Committee members at the time in office, they may take action otherwise than at a meeting of the Committee provided that detailed records of such action shall be kept.

(c)           The Committee may authorize any one or more individuals to execute any documents on behalf of the Committee, and any such documents so executed shall be accepted and relied upon as representing action by the Committee until the Committee shall revoke such authorization.

(d)           The Committee may from time to time establish rules and regulations to implement the provisions of this Plan.  The records of the Employer, as certified to the Committee, shall be conclusive with respect to any and all factual matters dealing with the employment of a Participant.  The Committee shall interpret the Plan and shall have sole authority and discretion to determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Committee shall be conclusive and binding on all persons subject, however, to the provisions of the Code and ERISA.

(e)           The Committee shall direct the Trustee to make payments from the Fund to Participants or Beneficiaries who qualify for such payments hereunder.  Such order to the Trustee shall specify the name of the Participant or Beneficiary, his Social Security number, his address, and the amount and frequency of such payments.

(f)            The Trustee may request instructions in writing from the Committee on any matters affecting the Trust and may rely and act thereon.

(g)           The Committee shall be the agent for receipt of service of process by the Plan.

11.3         Allocation and Delegation of Responsibilities.

(a)           The Committee may allocate among its members and may delegate to persons who are not members of the Committee any of its duties and responsibilities other than the responsibility to reconsider the policy and method of funding the Plan as provided in this Article.

(b)           The Committee may employ or engage accountants, legal counsel, actuaries, custodians, agents or other persons to render advice or perform ministerial duties with regard to any responsibility or duty which the Committee has under the Plan.  To the extent permitted by law, a member of the Committee shall not be precluded from rendering such advice in his individual capacity, and shall be entitled to rely upon and be fully protected in any action taken by him in good faith in reliance upon any opinions or reports which shall be furnished to him by such accountants, legal counsel, actuaries, custodians, agents or other persons.

(c)           The Company may appoint an Investment Manager or Managers to manage, acquire and dispose of any assets of the Plan.  Any such Investment Manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to perform investment services under the laws of at least two States.  The appointment of any such Investment Manager shall not be effective until such Investment Manager has acknowledged in writing that it is a Fiduciary with respect to the Plan.

(d)           The Committee shall periodically, but at least annually, review the performance of any persons to whom any duties or responsibilities have been allocated or delegated, and any persons who are employed or engaged to render advice or perform ministerial services.  The Committee may require such formal or informal reports from such persons as it shall deem prudent and appropriate, and shall promptly terminate such allocation, delegation, employment, or engagement upon its determination that any such person or persons have failed to discharge their obligations to the satisfaction of the Committee or with the standard of care which would be imposed upon the Committee in the absence of such allocation, delegation, employment, or engagement.

(e)           The Plan may purchase insurance for any Fiduciary to cover liability or losses occurring by reason of the act or omission of such Fiduciary, but such insurance shall permit recourse by the insurer against such Fiduciary in the case of a breach of a fiduciary obligation.

(f)            The Company shall indemnify any Committee member, director, officer, shareholder or Employee against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

(g)           Nothing herein shall prevent any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan, nor prevent an Employee or Participant from serving as a Fiduciary with respect to the Plan.

11.4         Standard of Conduct.

(a)           In discharging their duties, the Fiduciaries shall act with the skill, care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  All Fiduciaries shall discharge their duties with respect to this Plan solely in the interests of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and paying reasonable expenses of administering the Plan; provided that contributions

(or the assets attributable thereto) may be returned to the Employer under Section 3.6 of this Plan.

The foregoing paragraph is not intended as a comprehensive statement of all responsibilities and duties of Fiduciaries under ERISA or any other applicable law, and the Fiduciaries shall be subject to all other duties and responsibilities which may be imposed by ERISA or other applicable law.

(b)           Acquisition and holding by the Plan of “qualifying employer securities” and “qualifying employer real property”, as defined in ERISA, shall be permitted in accordance with the provisions of Section 407 of ERISA.

(c)           The Committee shall periodically, but at least annually, reconsider the policy and method of funding the Plan and shall take such action as it deems necessary and advisable to implement its determinations.  Such reconsideration shall take into account the short and long term financial needs of the Plan.

11.5         Resignation and Removal.

(a)           A member of the Committee may resign by delivering to the Company a written notice of his resignation to take effect not less than sixty (60) days after the delivery thereof, unless notice of a shorter duration shall be accepted as adequate.

(b)           Any member of the Committee may be removed by the Company by delivering to such member or by mailing to him via registered mail at his last known address, a written notification of such removal duly executed by the Company, which shall take effect not less than sixty (60) days after delivery thereof, unless notice of a shorter duration shall be accepted as adequate.

(c)           When any member of the Committee shall cease to serve because of resignation, death, removal or otherwise, if no Committee members would continue to serve, the Company shall fill the vacancy; if one or more Committee members would otherwise continue to serve, the Company may, but need not, fill the vacancy.

11.6         Bonding Requirement.  All Fiduciaries and any other persons who handle assets of the Plan shall serve under such bond as may be required by ERISA, or other applicable law, but in the absence of any such requirement, shall serve without bond.  The Plan shall purchase the bond for any Committee member, director, officer, shareholder or Employee who is required to serve under bond.

11.7         Benefit Claims and Appeals.  The claim of any person (hereinafter referred to as the “Claimant”) with respect to any benefits to which such Claimant may be entitled under the Plan shall be considered in accordance with the following procedure:

(a)           Any Claimant may make written application to the Committee for benefits to which he believes he is entitled, at the time the application is made, under the Plan.  Such application shall set forth all information necessary to determine whether the claim should be approved or denied.  The Committee shall furnish to the Claimant an acknowledgment of his application, including a notice of the time limits set forth in this Section 11.7.

(b)           The Committee shall either approve the claim and take any appropriate action, or deny the claim.  Such approval or denial shall be accomplished within an initial period of ninety (90) days after receipt of the claim by the Committee unless special circumstances require an extension of time for processing the claim.  If such an extension is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  Any such extension shall expire no later than ninety (90) days after the end of the initial period.  The extension notice shall; describe the special circumstances requiring the extension of time and the expected date of decision.

(c)           If a claim is denied, the Committee shall furnish a written notice of such action to the Claimant within the applicable time limit described in paragraph (b).  Such notice shall set forth, in a manner calculated to be understood by the Claimant:

(i)            the specific reason or reasons for the denial;

(ii)           specific reference to the pertinent provisions of this Plan on which the denial is based,

(iii)          a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary; and

(iv)          an explanation of the review procedure, as set forth in paragraph (d).

(d)           A Claimant whose claim has been denied (or to whom no written notice of denial has been furnished within the applicable time limit described in paragraph (b)) may appeal by written notice to the Committee requesting a review of the denial.  The Claimant’s written request for review must be submitted to the Committee within sixty (60) days after his receipt of the notice of the denial.  A Claimant who wishes to appeal or has appealed a denial may:

(i)            review all pertinent documents relating to his claim; and

(ii)           submit issues and comments in writing for consideration by the Committee.

(e)           The Committee shall render the decision on review within an initial period of sixty (60) days after receipt of the Claimant’s written request for review, unless special circumstances (including the need to hold a hearing, if the Committee has provided a procedure for holding hearings) require an extension of time.  Any such extension shall expire no later than sixty (60) days after the end of the initial period.  If such an extension is required, written notice thereof shall be furnished to the Claimant before the end of the initial period.  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant with specific references to the pertinent provisions of the Plan on which the decision is based.

(f)            Any claim, request for review or other action which may be made or taken by the Claimant under this Section may be made or taken by the Claimant’s duly authorized representative.

11.8         Records and Reports.  The Committee shall keep a record of all proceedings and acts and shall keep such books of account, records, and other data as may be necessary for proper administration of the Plan.  The Committee shall make the records available for examination during business hours to the Employer or any person who may be entitled to benefits under the terms of this Plan, except that any such person shall examine only such records as pertain exclusively to such person, the Plan and Trust Agreement as currently in effect or hereafter amended, and any other documents which such person may be entitled to examine under ERISA or any other applicable law.  The Committee shall also furnish to any person who may be entitled to benefits under the terms of this Plan such reports, descriptions, notifications or other materials as may be required under ERISA, the Code or other applicable law.

11.9         Expenses and Compensation of Fiduciaries.

(a)           All Fiduciaries, except those receiving full time pay from the Employer may receive from the Plan, such reasonable compensation for services rendered to the Plan as shall be determined by the Company.

(b)           All Fiduciaries may be reimbursed for expenses reasonably incurred in performance of their duties upon request, unless the contract, if any, for services by such fiduciaries does not provide for the requested reimbursement.

(c)           The Plan may make advances to a Fiduciary to cover expenses to be properly and actually incurred by such Fiduciary in the performance of that Fiduciary’s duties with respect to the Plan, provided that

(i)            the amount of the advance shall be reasonable with respect to the amount of the expense which is to be incurred, and

(ii)           the Fiduciary must account to the Committee at the end of the period covered by the advance for the expenses actually incurred.

(d)           Nothing shall preclude a Fiduciary from receiving any benefit to which he may be entitled under the terms of the Plan, provided that such benefit shall be computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

(e)           The Committee shall not be bound by any notice or other communication unless and until it shall have been received in writing addressed to the Company at:

Human Resources Department
Park Place Entertainment Corporation
3930 Howard Hughes Parkway, Suite 400
Las Vegas, NV 89109

ARTICLE XII

THE TRUST FUND

12.1         Trust Agreement.  The Company has entered into an Agreement of Trust (the “Trust Agreement”) with the Trustee, providing for the administration of the Fund by the Trustee, in such form and containing such provisions as are deemed appropriate.  The Trust Agreement shall be deemed to form a part of this Plan, and any and all rights and benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of said Trust Agreement.

12.2         Investment Funds.  The Fund shall be composed of Investment Funds designated by the Committee consisting of amounts in Participants’ Salary Deferral Contributions Accounts, Matching Contributions Accounts, After Tax Contributions Accounts and Rollover Contributions Accounts and the earnings thereon that accrue from time to time.

12.3         No Segregation of Participants’ Interests.  Each Investment Fund may be maintained on an unallocated, undivided basis with no segregation of the interests of the Participants.

XII-1

ARTICLE XIII

AMENDMENT, TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

13.1         (a)           The provisions of this Plan may be amended at any time and from time to time, by the Company through action of the Company’s Board of Directors.  No such amendment, however, shall:

(i)            vest in the Company any interest or control over the funds accumulated in accordance with this Plan or the benefits provided hereunder, except as provided in Section 3.6;

(ii)           operate to deprive a Participant of any rights or benefits irrevocably vested in him under the Plan prior to such amendment; provided, however, that if any amendment shall be necessary to conform the Plan to the provisions and requirements of the Code, any regulation issued pursuant thereto, or any other pertinent provisions of federal or state law, no such amendment shall be considered prejudicial to the interest of a Participant or his Beneficiary, or a diversion of any part of the Fund to a purpose other than for their exclusive benefit; or

(iii)          increase the powers, duties or liabilities of the Trustee without the Trustee’s written consent.

(b)           Any modification or amendment of the Plan may be made retroactive, if the Company, on the advice of counsel, deems such retroactivity to be necessary in order for the Plan to

XIII-1

conform to, or satisfy the conditions of any law, governmental regulations or ruling, or to meet the requirements of the applicable sections of the Code.

13.2         (a)           In the event of the termination or partial termination of the Plan, or if there is a complete discontinuance of contributions under the Plan, each affected Participant’s interest in the Fund shall be fully vested as of the date of such termination, partial termination or complete discontinuance of contributions under the Plan.

(b)           If the operations of the Employer continue after termination, the Fund shall either (i) continue to be held for distribution in precisely the same time and manner as pet forth in Article VII and Section 18.4 hereof or (ii) shall be held for distribution by the Trustee who shall distribute to the Participants then participating in the Fund the full amount standing to their credit, less the administrative costs to the Trustee for such distribution, in a lump sum cash payment in accordance with Article VII; provided, however, that subparagraph (ii) shall apply only if the distribution is permitted under Section 401(k)(10) of the Code and the Regulations thereunder.

(c)           If the Plan is terminated and the Employer dissolves or ceases operation, the Fund shall be held for distribution by the Trustee who shall distribute to the Participants then participating in the Fund the full amount standing to their credit, less the administrative costs to the Trustee for such distribution, in a lump sum cash payment in accordance with Article VII,

XIII-2

provided that such distribution is permitted under Section 401(k)(10) of the Code and the Regulations thereunder.

XIII-3

ARTICLE XIV

SPECIAL PROVISIONS PERTAINING TO TRANSFERS
TO AND TRANSFERS FROM AFFILIATES
AND PLANS MAINTAINED BY AFFILIATES

14.1         Transfers To Plans Maintained By Affiliates.  If a Participant becomes employed by an Affiliate and becomes eligible to participate in a qualified defined contribution plan maintained by such Affiliate, such Participant may request, by written notice to the Committee on a form prescribed by the Committee, to have his Account Balance (including any amounts in such Account Balance attributable to an outstanding loan made to such Participant) transferred into the qualified defined contribution plan of such Affiliate; provided, however, that:

(a)           the terms of the defined contribution plan of such Affiliate must permit such plan to receive a direct transfer of the Participant’s Account Balance, and

(b)           no transfers shall be made under this Section 14.1 until the Participant is fully vested-in his Matching Contribution Account.

14.2         Transfers From Plans Maintained by Affiliates.

(a)           If an Eligible Employee (i) was previously employed by an Affiliate, (ii) was a participant in a qualified defined contribution plan (that is not subject to Section 401(a)(11) of the Code) maintained by such Affiliate (an “Affiliate Plan”), and (iii) is fully vested in the entire balance of his accounts under such Affiliate Plan, such

XIV-1

Participant may request, by written notice to the Committee on a form prescribed by the Committee, to transfer to the Plan the entire balance of his accounts (including any amounts in such accounts attributable to an outstanding loan made to the Eligible Employee) under the Affiliate Plan.

(b)           Any amounts transferred from an Affiliate Plan to this Plan under paragraph (a) shall be accounted for in accordance with the following rules:

(i)            Amounts transferred from the Affiliate Plan to this Plan which are attributable to elective deferrals made pursuant to Section 401(k) of the Code and any earnings attributable to such elective deferrals, shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(ii)           Amounts transferred from the Affiliate Plan to this Plan which are attributable to (A) “matching contributions” (as defined under Code Section 401(m)(4)(A)) made under the Affiliate Plan and any earnings attributable to such matching contributions, or (B) profit sharing contributions made under the Affiliate Plan and any earnings attributable to such profit sharing contributions, shall be credited to such Participant’s Matching Contribution Account under this Plan.

(iii)          Amounts transferred from the Affiliate Plan to this Plan which are attributable to contributions

XIV-2

made by the Participant to such Affiliate Plan as “rollover amounts” described under Section 402(c) of the Code and any earnings attributable to such contributions shall be credited to such Participant’s Rollover Contribution Account under the Plan.

(iv)          Amounts transferred from the Affiliate Plan to this Plan which are attributable to employee after-tax contributions made by the Participant to such Affiliate Plan and any earnings attributable to such employee contributions, shall be credited to such Participant’s After Tax Contribution Account under the Plan.

(c)           All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from an Affiliate Plan shall continue to apply with respect to such transferred amounts held under this Plan.

(d)           An outstanding loan transferred to the Plan from any Affiliate Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the Affiliate Plan, except that the Plan will be substituted as the obligee of the loan.

XIV-3

ARTICLE XV

SPECIAL PROVISIONS PERTAINING TO
TRANSFERS FROM THE HILTON PLAN

15.1         Transfer of Account Balances.  Amounts transferred from accounts under the Hilton Plan shall be accounted for in accordance with the following rules:

(a)           Amounts transferred from the Hilton Plan to this Plan consisting of a Participant’s “Compensation Deferral Account” (as such term was defined in the Hilton Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the Hilton Plan to this Plan consisting of a Participant’s “Matching Company Contribution Account” (as such term was defined in the Hilton Plan) shall be credited to such Participant’s Matching Contribution Account under this Plan.

(c)           Amounts transferred from the Hilton Plan to this Plan consisting of a Participant’s “Rollover Account” (as such term was defined in the Hilton Plan), shall be credited to such Participant’s Rollover Contribution Account under this Plan.

(d)           Amounts transferred from the Hilton Plan to this Plan consisting of a Participant’s “Participant Contribution Account” (as such term was defined in the Hilton Plan), shall be credited to such Participant’s After Tax Contribution Account under this Plan.

XV-1

15.2         Distributions.  The provisions of Sections 7.1, 7.2, 7.3 and 7.4 shall apply to any individual who has an account balance transferred from the Hilton Plan to this Plan pursuant to this Article XV.

15.3         Loans.  Any outstanding loans transferred to the Plan from the Hilton Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the Hilton Plan, except that the Plan will be substituted as the obligee of the loan.

15.4         Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from the Hilton Plan shall continue to apply with respect to such transferred amounts held under this Plan.

15.5         Restoration of Forfeitures.  The provisions of Section 7.3(e), relating to the restoration of forfeitures, shall apply to any individual who: (i) was a participant in the Hilton Plan, (ii) terminated employment with Hilton Hotels Corporation prior to December 31, 1998, (iii) received a distribution of his vested interest under the Hilton Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One Year Breaks in service (including, for this purpose, any one year breaks in service that might have occurred under the Hilton Plan), and (v) repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.

XV-2

ARTICLE XVI

SPECIAL PROVISIONS PERTAINING TO THE
MERGER OF THE BALLY’S LAS VEGAS PLAN INTO THE PLAN

16.1         General.  Effective November 1, 1999, the Bally’s Las Vegas Plan shall be merged into the Plan, so that all assets of the Bally’s Las Vegas Plan shall be transferred to the Plan for application under the terms of the Plan and the liabilities for benefits accrued under the Bally’s Las Vegas Plan through October 31, 1999 shall be assumed by the Plan.

16.2         Transfer of Account Balances.  In connection with the merger of the Bally’s Las Vegas Plan into the Plan, amounts reflecting the account balance in each account under the Bally’s Las Vegas Plan as of November 1, 1999 with respect to each participant under the Bally’s Las Vegas Plan as of such date shall be accounted for under this Plan in accordance with the following rules:

(a)           Amounts transferred from the Bally’s Las Vegas Plan to this Plan consisting of a Participant’s “Salary Deferral Account” (as such term was defined in the Bally’s Las Vegas Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the Bally’s Las Vegas Plan to this Plan consisting of a Participant’s “Matching Account” (as such term was defined in the Bally’s Las Vegas Plan) shall be credited to such Participant’s Matching Contribution Account under this Plan.

XVI-1

(c)           Amounts transferred from the Bally’s Las Vegas Plan to this Plan consisting of a Participant’s “Profit Sharing Account” and “Stock Account” (as such terms were defined in the Bally’s Las Vegas Plan) shall be credited to a separate subaccount under such Participant’s Matching Contribution Account under this Plan called the “Bally’s Las Vegas Subaccount”.  Notwithstanding the provisions of Section 7.3 and Section 16.3, a Participant shall be 100% vested at all times in his Bally’s Las Vegas Subaccount.

(d)           Amounts transferred from the Bally’s Las Vegas Plan to this Plan consisting of a Participant’s “Rollover Account” (as such term was defined in the Bally’s Las Vegas Plan) shall be credited to such Participant’s Rollover Contribution Account under this Plan.

(e)           Amounts transferred from the Bally’s Las Vegas Plan to this Plan consisting of a Participant’s “Voluntary Account” (as such term was defined in the Bally’s Las Vegas Plan) shall be credited to such Participant’s Participant After Tax Contribution Account under this Plan.

16.3         Special Vesting Rules for Participants in The Bally’s Las Vegas Plan.

(a)           With respect to any Participant who was a participant in the Bally’s Las Vegas Plan and was credited with at least one Hour of Service under the Bally’s Las Vegas Plan after December 31, 1996, the Vested Percentage of such

XVI-2

Participant’s Matching Contribution Account shall be determined in accordance with the provisions of Section 7.3

(b)           With respect to any Participant who was a participant in the Bally’s Las Vegas Plan and was not credited with any Hours of Service under the Bally’s Las Vegas Plan after December 31, 1996, the Vested Percentage of such Participant’s Matching Contribution Account shall be based upon such Participant’s Years of Service as of the date of his Termination of Employment in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 3 years	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%

16.4         Distributions.  Except as otherwise provided in Section 16.3, the provisions of Sections 7.1, 7.2, 7.3 and 7.4 shall apply to any individual who has an account balance transferred from the Bally’s Las Vegas Plan to this Plan pursuant to this Article XVI.

16.5         Loans.  Any outstanding loans transferred to the Plan from the Bally’s Las Vegas Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the Bally’s Las Vegas Plan, except that the Plan will be substituted as the obligee of the loan.

16.6         Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and Treasury Regulations thereunder) that are attributable to any

XVI-3

amounts transferred from the Bally’s Las Vegas Plan shall continue to apply with respect to such transferred amounts held under this Plan.

16.7         Restoration of Forfeitures.  The provisions of Section 7.3(e), relating to the restoration of forfeitures, shall apply to any individual who: (1) was a participant in the Bally’s Las Vegas Plan, (ii) terminated employment with Bally’s Grand, Inc. (or after December 31, 1998, Parball Corporation, as successor to Bally’s Grand, Inc.) prior to November 1, 1999, (iii) received a distribution of his vested interest under the Bally’s Las Vegas Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One Year Breaks in Service (including, for this purpose, any one year breaks in service that might have occurred under the Bally’s Las Vegas Plan), and (v) repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.

XVI-4

ARTICLE XVII

SPECIAL PROVISIONS PERTAINING TO THE MERGER
OF THE BALLY’S PARK PLACE PLAN INTO THE PLAN

17.1         General.  Effective as of May 22, 2000, the Bally’s Park Place Plan shall be merged into the Plan so that all assets of the Bally’s Park Place Plan shall be transferred to the Plan for application under the terms of the Plan and the liabilities for benefits accrued under the Bally’s Park Place Plan through May 21, 2000, shall be assumed by the Plan.

17.2         Transfer of Account Balances.  In connection with the merger of the Bally’s Park Place Plan into the Plan, amounts reflecting the account balance in each account under the Bally’s Park Place Plan as of May 22, 2000 with respect to each participant under the Bally’s Park Place Plan as of such date shall be accounted for under the Plan in accordance with the following rules:

(a)           Amounts transferred from the Bally’s Park Place Plan to this Plan consisting of a Participant’s (A) “Additional Contributions Account” (as such term was defined in the Bally’s Park Place Plan) and (B) “Basic Contribution Account” (as such term was defined in the Bally’s Park Place Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the Bally’s Park Place Plan to this Plan consisting of a Participant’s “Additional Matching Contribution Account” (as such term was defined in the

XVII-1

Bally’s Park Place Plan) shall be credited to such Participant’s Matching Contribution Account under this Plan.

(c)           Amounts transferred from the Bally’s Park Place  Plan to this Plan consisting of a Participant’s (A) “Matching Contribution Account” (as such term was defined in the Bally’s Park Place Plan) and (B) “Optional Contribution Account” (as such term was defined in the Bally’s Park Place Plan) shall be credited to a separate subaccount under such Participant’s Matching Contribution Account under this Plan called the “Bally’s Park Place Subaccount”.

(d)           Amounts transferred from the Bally’s Park Place Plan consisting of a Participant’s “Rollover Contribution Account” (as such term was defined in the Bally’s Park Place Plan) shall be credited to such Participant’s Rollover Contribution Account under this Plan.

(e)           Amounts transferred from the Bally’s Park Place Plan to this Plan consisting of such Participant’s “Voluntary Contribution Account” (as such term was defined in the Bally’s Park Place Plan) shall be credited to such Participant’s After Tax Contribution Account under this Plan.

17.3         Special Provisions Pertaining to Vesting of Participants in the Bally’s Park Place Plan.

(a)           With respect to any Participant with an initial Employment Commencement Date under the Bally’s Park Place Plan (as such term was defined in the Bally’s Park Place Plan) on or after January 1, 1997, the Vested Percentage of such

XVII-2

Participant’s Matching Contribution Account shall be determined in accordance with the provisions of Section 7.3.

(b)           Except as otherwise provided in subsections (c) and (d) of this Section 17.3, with respect to any Participant with an initial Employment Commencement Date under the Bally’s Park Place Plan (as such term was defined in the Bally’s Park Place Plan) before January 1, 1997, such Participant shall be fully vested in his Matching Contribution Account at all times.

(c)           A Participant shall become vested in the Bally’s Park Place Subaccount under his Matching Contribution Account (as defined in Section 17.2(c)) in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 1 year	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(d)           A Participant shall become vested in any Matching Contributions made to the Plan on his behalf by Bally’s Park Place, Inc. under the provisions of this Section 17.3.  In the event that any such Participant is transferred to the employment of another Employer, such Participant shall become vested in any Matching Contributions made on his behalf by such Employer in accordance with the provisions of Section 7.3.

17.4         Distributions. Except as otherwise provided in Section 17.3, the provisions of Section 7.1, 7.2, 7.3 and 7.4 shall apply to any individual who has an Account Balance transferred to the

XVII-3

Plan from the Bally’s Park Place Plan pursuant to this Article XVII.

17.5         Special Rules for Certain Matching Contributions for Participants in the Bally’s Park Place Plan.  Notwithstanding any other provision contained herein, if a Participant (a) had amounts transferred to the Plan from the Bally’s Park Place Plan pursuant to this ARTICLE XVII and (b) made Salary Deferral Contributions to the Plan during the payroll period beginning May 22, 2000 and ending May 28, 2000, such Salary Deferral Contributions shall be treated as made under the Bally’s Park Place Plan for purposes of determining the Additional Matching Contribution (as defined in the Bally’s Park Place Plan) to be made pursuant to Section 3.4 of the Bally’s Park Place Plan, and such Salary Deferral Contribution shall not be treated as made under this Plan for purposes of determining the Matching Contribution to be made pursuant to Section 3.2 of this Plan.

17.6         Loans.  Any outstanding loans transferred to the Plan from the Bally’s Park Place Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the Bally’s Park Place Plan, except that the Plan will be substituted as the obligee of the loan.

17.7         Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and Treasury Regulations thereunder) that are attributable to any amounts transferred from the Bally’s Park Place Plan shall

XVII-4

continue to apply with respect to such transferred amounts held under this Plan.

17.8         Restoration of Forfeitures.  The provisions of Section 7.3(e) relating to the restoration of forfeitures shall apply to any individual who (i) was a participant in the Bally’s Park Place Plan, (ii) terminated employment with Bally’s Park Place, Inc. prior to May 22, 2000, (iii) received a distribution of his vested account balance under the Bally’s Park Place Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One-Year Breaks in Service (including, for this purpose, any one-year breaks in service that might have occurred under the Bally’s Park Place Plan), and (v) repays the full amount previously distributed to him within five (5) years of the date is reemployed by the Employer.

XVII-5

ARTICLE XVIII

SPECIAL PROVISIONS PERTAINING TO THE MERGER
OF THE AC HILTON PLAN INTO THE PLAN

18.1         General. Effective as of May 22, 2000, the AC Hilton Plan shall be merged into the Plan so that all assets of the AC Hilton Plan shall be transferred to the Plan for application under the terms of the Plan and the liabilities for benefits accrued under the AC Hilton Plan through May 21, 2000, shall be assumed by the Plan.

18.2         Transfer of Account Balances.  In connection with the merger of the AC Hilton Plan into the Plan, amounts reflecting the account balance in each account under the AC Hilton Plan as of May 22, 2000 with respect to each participant under the AC Hilton Plan as of such date shall be accounted for under the Plan in accordance with the following rules:

(a)           Amounts transferred from the AC Hilton Plan to this Plan consisting of a Participant’s “Salary Deferral Contribution Account” (as such term was defined in the AC Hilton Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the AC Hilton Plan to this Plan consisting of a Participant’s “Matching Contribution Account” (as such term was defined in the AC Hilton Plan) shall be credited to such Participant’s Matching Contribution Account under this Plan.

XVIII-1

(c)           Amounts transferred from the AC Hilton Plan to this Plan consisting of a Participant’s “Rollover Account” (as such term was defined in the AC Hilton Plan) shall be credited to such Participant’s Rollover Contribution Account under this Plan.

(d)           Amounts transferred from the AC Hilton Plan to this Plan consisting of a Participant’s “After Tax Contribution Account” (as such term was defined in the AC Hilton Plan) shall be credited to such Participant’s After Tax Contribution Account under this Plan.

18.3         Special Provisions Pertaining to Vesting of Participants in the AC Hilton Plan.

(a)           With respect to any Participant with an initial Employment Commencement Date under the AC Hilton Plan (as such term was defined in the AC Hilton Plan on or after January 1, 1997, the Vested Percentage of such Participant’s Matching Contribution Account shall be determined in accordance with the provisions of Section 7.3

(b)           Except as otherwise provided in subsections (c) and (d) of this Section 18.3, with respect to any Participant with an initial Employment Commencement Date under the AC Hilton Plan (as such term was defined in the AC Hilton Plan) before January 1, 1997, the Vested Percentage of such Participant’s Matching Contribution Account shall be based upon such Participant’s Years of Service as of the date of his Termination of Employment in accordance with the following schedule:

XVIII-2

Years of Service	Vested Percentage

Less than 1 year	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(c)           With respect to any Participant who was a participant in the AC Hilton Plan and was not credited with one Hour of Service under the AC Hilton Plan after December 31, 1991, the special vesting provisions contained in Section 7.3 of the AC Hilton Plan prior to its merger into this Plan shall continue to apply.

(d)           A Participant shall vest in any Matching Contributions made to the Plan on his behalf by GNOC, CORP. under the provisions of this Section 18.3.  In the event any such Participant is transferred to the employment of another Employer, such Participant shall vest in any Matching Contributions made on his behalf by such Employer in accordance with the provisions of Section 7.3

18.4         Special Distribution Rules for Participants in the AC Hilton Plan.

(a)           A Participant who (i) has an Account Balance that exceeds $5,000, (ii) had amounts transferred to the Plan from the AC Hilton Plan pursuant to this ARTICLE XVIII and (iii) terminates employment for any reason other than his death may elect, in lieu of the benefit forms available under Section 7.3, to receive a distribution of his Vested Account Balance in the form of either (i) periodic payments for a period not to exceed five

XVIII-3

(5) years or (ii) a combination of a lump sum cash payment and periodic payments for a period not to exceed five (5) years.

(b)           If a Participant who made an election to receive a distribution of his Account Balance in the form of periodic payments pursuant to Section 18.4(a) dies prior to commencing to receive or after commencing to receive such distribution but prior to the completion of the distribution of the entire Vested Account Balance, the Participant’s Beneficiary shall receive a distribution of such Participant’s remaining Vested Account Balance in the form of a lump sum cash payment.  Such payment shall be made as soon as practicable following the Participant’s death.

(c)           Distributions.  Except as otherwise provided in Section 18.3 and this Section 18.4, the provisions of Section 7.1, 7.2, 7.3 and 7.4 shall apply to any individual who has an Account Balance transferred to the Plan from the AC Hilton Plan pursuant to this Article XVIII.

18.5         Special Rules for Certain Matching Contribution for Participants in the AC Hilton Plan.  Notwithstanding any other provision contained herein, if a Participant (a) had amounts transferred to the Plan from the AC Hilton Plan pursuant to this ARTICLE XVIII and (b) made Salary Deferral Contributions to the Plan during the payroll period beginning May 22, 2000 and ending May 28, 2000, such Salary Deferral Contributions shall be treated as made under the AC Hilton Plan for purposes of determining the Matching Contribution (as defined in the AC Hilton Plan) to be

XVIII-4

made pursuant to Section 3.2 of the AC Hilton Plan and such Salary Deferral Contributions shall not be treated as made under this Plan for purposes of determining the Matching Contribution to be made pursuant to Section 3.2 of this Plan.

18.6         Loans.  Any outstanding loans transferred to the Plan from the AC Hilton Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the AC Hilton Plan, except that the Plan will be substituted as the obligee of the loan.

18.7         Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and Treasury Regulations thereunder) that are attributable to any amounts transferred from the AC Hilton Plan shall continue to apply with respect to such transferred amounts held under this Plan.

18.8         Restoration of Forfeitures.  The provisions of section 7.3(e) relating to the restoration of forfeitures shall apply to any individual who (i) was a participant in the AC Hilton Plan, (ii) terminated employment with AC Hilton prior to May 22, 2000, (iii) received a distribution of his vested account balance under the AC Hilton Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One-Year Breaks in Service (including, for this purpose, any one-year breaks in service that might have occurred under the AC Hilton Plan), and (v) repays the full amount previously distributed to him within five (5) years of the date is reemployed by the Employer.

XVIII-5

ARTICLE XIX

SPECIAL PROVISIONS PERTAINING TO
TRANSFERS FROM THE ACCC PLAN

19.1         Transfer of Account Balances.  Amounts transferred from accounts under the ACCC Plan shall be accounted for in accordance with the following rules:

(a)           Amounts transferred from the ACCC Plan to this Plan consisting of a Participant’s “Participant Elective Account” (as such term was defined in the ACCC Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the ACCC Plan to this Plan consisting of a Participant’s “Participant’s Account” (as such term is defined in the ACCC Plan) consisting of matching contributions and profit sharing contributions made under the ACCC Plan, and any earnings thereon, shall be credited to a separate subaccount under such Participant’s Matching Contribution Account under this Plan called the “ACCC Subaccount”.  Notwithstanding the provisions of Section 7.3, a Participant shall be 100% vested at all times in his ACCC Subaccount.

(c)           Amounts transferred from the ACCC Plan to this term was defined in the ACCC Plan), shall be credited to such Participant’s Rollover Contribution Account under this Plan.

19.2         Distributions.  The provisions of Sections 7.1, 7.2, 7.3 and 7.4 shall apply to any individual who has an account

XIX-1

balance transferred from the ACCC Plan to this Plan pursuant to this Article XIX.

19.3         Loans.  Any outstanding loans transferred to the Plan from the ACCC Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the ACCC Plan, except that the Plan will be substituted as the obligee of the loan.

19.4         Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from the ACCC Plan shall continue to apply with respect to such transferred amounts held under this Plan.

19.5         Restoration of Forfeitures.  The provisions of section 7.3(e), relating to the restoration of forfeitures, shall apply to any individual who: (i) was a participant in the ACCC Plan, (ii) terminated employment with Atlantic City Country Club, Inc. prior to January 1, 2000, (iii) received a distribution of his vested interest under the ACCC Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One Year Breaks in Service (including, for this purpose, any one year breaks in service that might have occurred under the ACCC Plan), and (v) repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.

XIX-2

ARTICLE XX

MISCELLANEOUS

20.1         Nothing contained in this Plan or in the Trust shall be held or construed to create any liability upon the Employer to retain any Employee in its employ.  The Employer reserves the right to discontinue the services of any Employee without any liability except for salary or wages that may be due and unpaid whenever, in its judgment, its best interests so require.

20.2         This Plan and the Trust is for the exclusive benefit of the Participants and their Beneficiaries.  This Plan should be interpreted in a manner consistent with this intent and with the intention that the Trust satisfy those provisions of the Code relating to qualified employee plans.

20.3         The Employer shall have no liability in respect to the payment of benefits or otherwise under the Plan; and the Employer shall have no liability in respect to the administration of the Trust or of the Fund held by the Trustees, and each Participant and/or Beneficiary shall look solely to the Fund for any payments or benefits under the Plan.

20.4         All administrative expenses of the Plan and Trust, including the compensation of consultants, auditors and counsel, may be paid from the Fund; provided, however, that the Employer, in its discretion, may elect to pay such expenses.  Any expenses directly relating to the investments of the Fund, such as taxes, commissions, and registration charges, shall be paid from the Fund.

20.5         Except as may otherwise be provided under Section 401(a)(13)(B) (relating to special rules for “qualified domestic relations orders”) and (C) of the Code, no benefit under this Plan shall be subject in any manner to anticipation, pledge, encumbrance, alienation or assignment, and any attempt to anticipate, pledge, encumber, alienate or assign any such benefit shall be void, nor shall any such benefits be in any way subject to seizure, attachment or other legal or equitable process for the debts, contracts or liabilities of any Participant or Beneficiary.  For purposes of this Section 20.5, payments may be made under this Plan to an “alternative payee” (as defined in Code Section 414(p)(8)) prior to the Participant’s “earliest retirement age” (within the meaning of Code Section 414(p)(4)(B)) to the extent that such payments are consistent with the qualified domestic relations order.  Any payment made under this Plan to an alternate payee pursuant to a qualified domestic relations order shall only be made in the form of a lump sum payment.

20.6         In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

20.7         Notwithstanding any provisions of the Plan to the contrary, contributions and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

20.8         This Plan shall be construed and administered in complete accordance with ERISA and, to the extent not preempted by such Act, the laws of the State of Nevada.

20.9         Pronouns shall be interpreted so that the masculine pronoun shall include the feminine, and the singular shall include the plural.

20.10       Headings of sections and subsections of this Plan are inserted for convenience of reference.  They constitute no part of this Plan and are not to be considered in the construction thereof.

20.11       If any provision of this Plan is held to be illegal, invalid or unenforceable for any reason, this shall not affect any other provision of the Plan, and this Plan shall be construed as if said illegal, invalid or unenforceable provision had never been inserted herein.

20.12       The Plan set forth herein shall amend and restate, effective as of January 1, 1999, unless otherwise provided herein, all provisions of the Plan.

IN WITNESS WHEREOF, Park Place Entertainment Corporation has executed this Plan on this 22 day of March, 2001.

ATTEST:	PARK PLACE ENTERTAINMENT CORPORATION

/s/ Marge Strysik	By:	/s/ Mark Dodson

	Title:	Co-COO/ President Western Casino Group

APPENDIX A

Names of Employers

Plan Sponsor:

Park Place Entertainment Corporation

Affiliates:

FHR Corporation (Nevada)
Flamingo Hilton-Laughlin, Inc. (Nevada)
LVH Corporation (Nevada)
Parball Corporation (Nevada) (prior to November 1, 1999, only as to its employees at the Flamingo Hilton)
Effective May 22, 2000, GNOC, Corp.
Effective May 22, 2000, Bally’s Park Place, Inc.
Effective May 22, 2000, Atlantic City Country Club, Inc.